Loan No. 950113436

                          LOAN AND SECURITY AGREEMENT


              THIS LOAN AND SECURITY AGREEMENT (this "AGREEMENT") is made as of February 15, 1999 by and between FREMONT INVESTMENT & LOAN, a California industrial loan association ("LENDER"), and THE PEREGRINE REAL ESTATE TRUST, an unincorporated California real estate investment trust, dba WinShip Properties ("BORROWER"), with respect to the following Recitals:

                                R E C I T A L S

              A. Borrower is the owner of that certain real property described on EXHIBITS A-1 through A-8 and A-10 through A-14 attached hereto, together with the improvements now or hereafter located thereon (the "FEE IMPROVEMENTS"), and the ground lessee pursuant to the Ground Lease (as hereinafter defined) of that certain real property described on EXHIBIT A-9 attached hereto (the "GROUND LEASE PARCEL"), together with the improvements now or hereafter located thereon (the "GROUND LEASE PARCEL IMPROVEMENTS") (all of which real property, together with any real property hereafter encumbered by the Loan Documents pursuant to SECTION 2.6, shall be referred to individually as a "PROPERTY" and one or more as the "PROPERTIES"). The Fee Improvements, the Ground Lease Parcel Improvements and the improvements now or hereafter located on any Property hereafter encumbered by the Loan Documents pursuant to SECTION 2.6 are hereinafter collectively referred to as the "IMPROVEMENTS".

              B. Borrower desires to borrow from Lender, and Lender is willing to make a revolving loan to Borrower, the maximum principal amount of Forty-Four Million Dollars ($44,000,000) for the purposes and upon the terms set forth herein.

              NOW THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE 1

                              GENERAL DEFINITIONS

              When used herein, the following initially-capitalized terms shall have the following meanings:

       "AFFILIATE" means, with respect to any Person, any other Person which controls, is controlled by, or is under common control with the Person in question. For the purposes of the foregoing definition, "controls" (and its correlative terms "controlled by" and "under common control with") means possession by the applicable Person of the power to direct or cause the direction of the management and policies thereof, whether through the ownership of voting securities, by contract, or otherwise.

       "AGREEMENT" means this Loan and Security Agreement, together with all supplements, amendments and modifications hereto and all extensions and renewals hereof.

       "ANNUAL FEE" means a fee payable to Lender in an amount equal to one-quarter of one percent (0.25%) of the average monthly portion of the Loan Amount which is not outstanding, as calculated by Lender.

       "APPLICATION INFORMATION" means all financial information and statements and other information submitted to Lender in connection with the application for the Loan, including, without limitation, information relating to the Ground Lease, tenants, leases and rent payment history and the information set forth on the Borrower Questionnaire delivered to Lender.

       "APPRAISED VALUE" means the appraised value of the applicable Project, determined by Lender in its sole discretion as provided in SECTION 2.9.

       "ASSIGNMENT OF FRANCHISE AGREEMENT" means one or more, any or all as the context may require, Assignments of Franchise Agreement of even date herewith executed by Borrower, as assignor, in favor of Lender, as assignee, together with any Assignment of Franchise Agreement delivered by Borrower pursuant to SECTION 2.6.

       "ASSIGNMENT OF RENTS" means one or more, any or all as the context may require, Assignments of Rents and Leases of even date herewith executed by Borrower, as assignor, in favor of Lender, as assignee, together with any Assignments of Rents and Leases delivered by Borrower pursuant to SECTION 2.6, to be recorded in the Official Records of the Counties in which the Projects are situated.

       "ATTORNEYS' FEES," "ATTORNEYS' FEES AND COSTS," "attorneys' fees" and "attorneys' fees and costs" mean the reasonable fees and expenses of counsel to the applicable parties to the Loan Documents, which may include printing, photostating, duplicating, facsimiling, messengering, filing and other expenses, air freight charges, and fees billed for law clerks, paralegals, librarians and others not admitted to the bar but performing services under the supervision of an attorney. The terms "ATTORNEYS' FEES" or "ATTORNEYS' FEES AND COSTS" shall also include, without limitation, all such fees and expenses incurred with respect to appeals, arbitrations, bankruptcy proceedings and any post-judgment proceedings to collect any judgment, and whether or not any action or proceeding is brought with respect to the matter for which such fees and expenses were incurred. The recovery of post-judgment fees, costs and expenses is separate and several and shall survive the merger of the applicable Loan Documents into any judgment.

       "AVERAGE LOSS" is defined in SECTION 7.6(F).

       "BANKRUPTCY CODE" means Title 11 of the U.S. Code, as applicable, or any similar federal or state laws for the relief of debtors, each as hereafter amended.

       "BORROWING BASE AMOUNT" means, as of the date of determination, an amount equal to the sum of (a) seventy percent (70%) of the Appraised Value of the Borrowing Base Projects which are operated or to be operated as self-storage, multi-family residential, office, industrial or retail properties, plus (b) sixty percent (60%) of the Appraised Value of the Borrowing Base Projects which are operated or to be operated as hotels or motels, restaurants which are not leased to and operated by national, credit tenants as determined by Lender, or other "special purpose" properties as determined by Lender, plus (c) sixty-five percent (65%) of the Appraised Value of the Borrowing Base Projects which are operated or to be operated as restaurants and are leased to and operated by national, credit tenants as determined by Lender. Any Project released from the Lien of the Loan Documents shall not be considered in determining the Borrowing Base Amount. In the event of a multi-use Project, either the predominant use, as determined by Lender, shall be used to determine the Borrowing Base Amount or, at Lender's election, the Appraised Value for each use at such Project may be calculated by Lender and the foregoing applicable percentages applied to the allocated Appraised Value for each use.

       "BORROWING BASE PROJECT" means any of the Borrowing Base Projects.

       "BORROWING BASE PROJECTS" means the Projects encumbered by the Deed of Trust from time to time. The initial Borrowing Base Projects are described on EXHIBIT A-1 through A-14 attached hereto. Thereafter, "Borrowing Base Projects" shall include any Project which becomes a Borrowing Base Project as provided in SECTION 2.6, but shall not include any Project released from the lien of the Deed of Trust as provided in SECTION 2.8.

       "BUSINESS DAY" means any day other than a Saturday, a Sunday, a legal holiday under the laws of the State of California or a day on which commercial banks in such state are authorized or required by law or other governmental action to be closed.

       "CLOSING DATE" means the date of the closing of the Loan and the issuance of the Title Policy insuring the liens of the Deed of Trust with respect to each of the Projects, but in no event later than the Termination Date.

       "COMMITMENT LETTER" means the Commitment Letter dated January 27, 1999 issued by Lender in connection with the Loan.

       "CONTRACTUAL OBLIGATION" as applied to any Person means any provision of any instrument, document or security issued by that Person or of any indenture, mortgage, deed of trust, contract, undertaking, agreement or other instrument to which that Person is a party or by which any of its properties is bound or to which it or any of its properties is subject.

       "CONTROL" (with correlative meanings as to the terms "CONTROLLING" and "UNDER COMMON CONTROL WITH") shall mean the ability to direct the management and policies of the entity in question, whether by voting control, contract or otherwise. For the purposes of any of the Oaktree Entities, the "management and policies" of the entity in question shall mean the investment, management and operational decisions related to the real and personal property owned by such entity.

       "DEBT COVERAGE RATIO" means, for each applicable mortgage loan, the ratio, as determined by Lender in its sole and absolute discretion, of (a) the Net Operating Income projected by Lender for the term of the applicable mortgage loan, to (b) the payments of interest and principal due with respect to such mortgage loan for such period.

       "DEED OF TRUST" means one or more, any or all as the context may require, Deeds of Trust and Fixture Filing of even date herewith executed by Borrower, as trustor, to Investors Bancor, as trustee, and naming Lender, as beneficiary, together with any Deed of Trust and Fixture Filing delivered by Borrower pursuant to SECTION 2.6, to be recorded in the Official Records of the Counties in which the Projects are situated.

       "DEFAULT INTEREST RATE" is defined in the Note.

       "ENVIRONMENTAL INDEMNITY" means one or more, any or all as the context may require, Environmental Indemnities of even date herewith executed by Borrower, together with any Environmental Indemnity delivered by Borrower pursuant to SECTION 2.6.

       "ENVIRONMENTAL LAWS" means any and all present and future federal, state and local laws, ordinances, regulations, policies and any other requirements of any Governmental Agency relating to health, safety, the environment or to any Hazardous Substances, including without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980 (CERCLA), the Resource Conservation Recovery Act (RCRA), the Hazardous Materials Transportation Act, the Toxic Substance Control Act, the Endangered Species Act, the Clean Water Act, the Occupational Safety and Health Act, the California Environmental Quality Act and the applicable provisions of the California Health and Safety Code, California Labor Code and the California Water Code, each as hereafter amended from time to time, and the present and future rules, regulations and guidance documents promulgated under any of the foregoing.

       "EVENT OF DEFAULT" means any of the events specified in SECTION 8.1.

       "EXISTING PROJECT FINANCING" means the secured loans encumbering Borrower's Regency Plaza, Sunrise Hills, University Village, Hurley I and Hurley II properties as of the Closing Date.

       "FORMATION DOCUMENTS" means (a) as to any corporation, its articles of incorporation and bylaws, (b) as to any limited partnership, its Certificate of Limited Partnership and partnership agreement, (c) as to any general partnership or joint venture, its Statement of Partnership and partnership agreement, (d) as to any limited liability company, its articles or certificate of organization and operating agreement, and (e) as to any trust, its trust agreement and a certification of the current trustees thereof, each of the foregoing together with all supplements, amendments and modifications.

       "GENERAL PARTNER" or "general partner" means the general partners of the partnership in question, together with any constituent general partners of such general partners.

       "GOVERNMENTAL AGENCY" means any federal, state, municipal or other governmental or quasi-governmental court, agency, authority or district.

       "GROUND LEASE" means that certain ground lease for Lease Area
No. FLA 80-19 entered into on January 25, 1980, between The State of
California Department of Transportation and Borrower's predecessor-in-interest, a Short Form Memorandum of which was executed on October 29, 1981 and recorded on October 30, 1981 as Instrument No. 169901 in the Official Records of Sacramento County, California, as amended by (i) that certain Amendment to Lease dated October 31, 1980, that certain Amendment to Lease dated January 7, 1981, that certain Assignment of Lease dated January 30, 1981, that certain Third Amendment to Lease dated October 20, 1981, and that certain Fourth Amendment to Lease dated September 22, 1985, pursuant to the terms of which Borrower leases the Ground Lease Parcel.

       "GROUND LEASED PROJECT" means (a) the Project ground leased by Borrower pursuant to the Ground Lease, and (b) any other Project ground leased by Borrower.

       "GROUND LEASE ESTOPPEL" means a ground lease estoppel and agreement, duly executed and acknowledged by Borrower and the fee owner of the Ground Lease Parcel, covering such matters as may be required by Lender and in form and substance acceptable to Lender.

       "HAZARDOUS SUBSTANCES" means (a) any chemical, compound, material, mixture or substance that is now or hereafter defined or listed in, or otherwise classified pursuant to, any Environmental Laws as a "hazardous substance", "hazardous material", "hazardous waste",

"extremely hazardous waste", "acutely hazardous waste", "radioactive waste", "infectious waste", "biohazardous waste", "toxic substance", "pollutant", "toxic pollutant", "contaminant" as well as any formulation not mentioned herein intended to define, list, or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, toxicity, reproductive toxicity, "EP toxicity", or "TCLP toxicity"; (b) petroleum, natural gas, natural gas liquids, liquefied natural gas, synthetic gas usable for fuel (or mixtures of natural gas and such synthetic gas) and ash produced by a resource recovery facility utilizing a municipal solid waste stream, and drilling fluids, produced waters and other wastes associated with the exploration, development or production of crude oil, natural gas, or geothermal resources; (c) "hazardous substance" as defined in Section 25281(f) of the California Health and Safety Code;
(d) "waste" as defined in Section 13050(d) of the California Water Code;
(e) asbestos in any form; (f) urea formaldehyde foam insulation;
(g) polychlorinated biphenyls (PCBs); (h) radon; and (i) any other chemical, material, or substance exposure to which is limited or regulated by any Governmental Agency because of its quantity, concentration, or physical or chemical characteristics, or which poses a significant present or potential hazard to human health or safety or to the environment if released into the workplace or the environment. "Hazardous Substances" shall not include ordinary office supplies and repair, maintenance and cleaning supplies maintained in reasonable and necessary quantities and used in accordance with all Environmental Laws.

       "HOTEL," "MOTEL," hotel," and or "motel" means a hotel, motel or other transient lodging facility.

       "INDEBTEDNESS" means (a) all indebtedness for borrowed money, (b) that portion of obligations with respect to capital leases which is properly classified as a liability on a balance sheet in conformity with generally accepted accounting principals, (c) notes payable and drafts accepted representing extensions of credit whether or not representing obligations for borrowed money, (d) any obligation owed for all or any part of the deferred purchase price of property or services which purchase price is due more than ninety (90) days from the date of incurrence of the obligation in respect thereof or evidenced by a note or similar written instrument, and (e) all similar indebtedness secured by any Lien existing on any property or asset owned or held by Borrower regardless of whether the indebtedness secured thereby shall have been assumed by Borrower or is nonrecourse to the credit of Borrower.

       "INDEMNITEES" means, collectively and individually, Lender, its Affiliates and its and their directors, officers, agents, employees, successors and assigns.

       "JUNIOR LENDER" means The Prudential Insurance Company of America, Gateway Recovery Trust, Weyerhauser Company Master Retirement Trust, TCW Special Credits Fund IV, TCW Special Credits Plus Fund, TCW Special Credits Trust IV, TCW Special Credits Trust IVA, OCM Real Estate Opportunities
Fund A, L.P., OCM Real Estate Opportunities Fund B, L.P., Weyerhauser Real Estate Opportunities Separate Account, The Prudential Insurance Company of America in its capacity as agent, and U.S. Trust Company of California, N.A. in its capacity as collateral agent.

       "JUNIOR LOAN DOCUMENTS" means, collectively, that certain Second Amended and Restated Note Agreement dated September 27, 1994 in the original principal amount of Forty Million Dollars ($40,000,000), as subsequently amended prior to or contemporaneously with the Closing Date.

       "LAWS" means all federal, state, county, municipal and other governmental and quasi-governmental statutes, laws, rules, orders, regulations, ordinances, judgments, decrees and injunctions affecting any of the Projects or the occupancy, operation, ownership, lease or use thereof, whether now or hereafter enacted and in force including, without limitation, the Americans

With Disabilities Act, 42 U.S.C. Sections 12101-12213 (1991) and all Environmental Laws, any zoning or other land use entitlements and any requirements which may require repairs, modifications or alterations in or to any of the Projects, all Permits and all covenants, agreements, restrictions and encumbrances running in favor of any Person, contained in any instruments, either of record or known to Borrower, at any time in force affecting any of the Projects or the occupancy, operation, ownership, lease or use thereof.

       "LEASES" is defined in the Assignment of Rents.

       "LIEN" means any mortgage, deed of trust, pledge, security interest, encumbrance, lien, charge or claim of any kind (including, without limitation, any agreement to give any of the foregoing, any conditional sale or other title retention agreement, any lease in the nature thereof, and/or the filing of or agreement to give any financing statement under the Uniform Commercial Code of any jurisdiction) with respect to the Project or the Personal
Property or any portion thereof or interest therein, but excluding the title exceptions set forth on the applicable Title Policy, liens for taxes and assessments not yet due and payable, mechanics' liens being contested in accordance with the terms of the Loan Documents and the Leases.

       "LOAN" means the revolving loan to Borrower as more particularly described in SECTION 2.1.

       "LOAN AMOUNT" means Forty-Four Million Dollars ($44,000,000), as the same may be reduced by Lender as provided in SECTION 2.1.

       "LOAN DOCUMENTS" means the documents described in SECTION 3.1, and all other documents now or hereafter securing, or executed in connection with, the Loan (including, without limitation, all documents delivered under SECTION 2.6 other than any environmental indemnity delivered under SECTION 2.6 and the Assignment of Franchise Agreement), together with all renewals, substitutions, extensions, modifications or replacements thereof, but excluding the Environmental Indemnity and any environmental indemnity delivered under SECTION 2.6.

       "LOAN FEE" means a fee in the amount of one percent (1%) of the Loan Amount.

       "LOAN-TO-VALUE RATIO" means for each applicable mortgage loan, the quotient, expressed as a fraction, where the numerator is the maximum outstanding principal balance of the mortgage loan in question, and the denominator is the value or the real property securing such mortgage loan, as determined by Lender in its sole and absolute discretion.

       "LOAN YEAR" shall mean the twelve (12) month period commencing on the first day of the month following the Closing Date and each twelve (12) months thereafter.

       "MAJOR LEASE" means a Lease of ten percent (10%) or more of the net rentable square feet of space in any Project.

       "MATERIAL LEASE PROVISIONS" is defined in SECTION 7.4(E).

       "MATURITY DATE" means the date set forth in the Note upon which the entire principal amount of the Loan, together with all other amounts owing to Lender under the Loan Documents, shall be due and payable.

       "MINIMUM OUTSTANDING BALANCE" means the amount of Eleven Million Dollars ($11,000,000).

       "MINIMUM RENT LOSS COVERAGE" means, with respect to each Project, the amount set forth on EXHIBIT C attached hereto, and with respect to any Project which becomes a Borrowing Base Project as provided in SECTION 2.6, the minimum rent loss coverage amount designated by Lender at the time such Project becomes a Borrowing Base Project.

       "NET CASH FLOW" means, for any three (3) consecutive month period, all actual revenues received by Borrower from the operation of the Projects in the ordinary course of business, less the actual expenses incurred by Borrower in the ordinary course of business, and approved by Lender, in connection with the operation of the Projects, including, without limitation, interest payments on the Loan and, subject to the terms of the Loan Documents, other debt (excluding the Junior Loan) and adequate reserves for future payments for each Project acceptable to Lender.

       "NET OPERATING INCOME" means all actual revenues to be received by Borrower from the operation of the real property securing the applicable mortgage loan in the ordinary course (and excluding extraordinary income or receipts), less (a) all Project expenses to be incurred by Borrower in connection therewith in the ordinary course, each as determined by Lender in its sole discretion.

       "NET RENTABLE SQUARE FEET" and "net rentable square feet" shall be calculated in accordance with the method of measuring net rentable area as described in the Standard Method for Measuring Floor Area in Office Buildings, ANSI Z65.1-1996, as promulgated by the Building Owners and Managers Association (BOMA) International.

       "NOTE" means that certain Secured Promissory Note of even date herewith in the principal amount of Forty-Four Million Dollars ($44,000,000) executed by Borrower, as maker, in favor of Lender, as holder, and any and all modifications, extensions, renewals and replacements thereof.

       "OAKTREE ENTITIES" means (a) Weyerhauser Company Master Retirement Trust, TCW Special Credits Fund IV, TCW Special Credits Plus Fund, TCW Special Credits Trust IV, TCW Special Credits Trust IVA, OCM Real Estate Opportunities Fund A, L.P., OCM Real Estate Opportunities Fund B, L.P., and Weyerhauser Real Estate Opportunities Separate Account, (b) Oaktree Capital Management, and (c) the Oaktree Funds.

       "OAKTREE FUNDS" means discretionary investment trusts, accounts or funds for which, and only so long as, Oaktree Capital Management is the investment advisor, manager or agent for such trusts, accounts or funds and retains Control of such trusts, accounts or funds.

       "PERMITTED MORTGAGE FINANCING" means mortgage loans secured by real property owned by Borrower (other than any of the Projects) meeting the following criteria for each such mortgage loan: (a) the proceeds of such mortgage loan shall be used by Borrower for the payment of (i) the normal, customary and reasonable direct costs incurred in the ordinary course in connection with Borrower's acquisition of income-producing commercial properties for Borrower's own account, (ii) the normal, customary and reasonable costs of refinancing mortgage debt encumbering the applicable property, or (iii) the normal, customary and reasonable hard and soft costs of the construction of improvements located on the real property securing such mortgage loan, (b) except for Permitted Recourse Financing, the mortgage loan must be non-recourse to the credit of Borrower, except for non-recourse carve-outs approved in advance in writing by Lender, (c) the Loan-to-Value Ratio as determined by Lender for such mortgage loan shall not exceed seventy-five percent (75%), and (d) Lender shall have determined that the real property securing such mortgage loan produces sufficient net operating income, as determined by Lender, to generate a Debt Coverage Ratio of not less than 1.25:1.

       "PERMITTED RECOURSE FINANCING" means mortgage loans secured by real property owned by Borrower (other than the Projects) meeting the following criteria for each such mortgage loan: (a) the proceeds of such mortgage loan shall be used by Borrower for the payment of the normal, customary and reasonable hard and soft costs of the construction of improvements located on the property securing such mortgage loan, (b) the maximum principal balance of such mortgage loan shall not exceed eighty percent (80%) of the hard and soft costs of the construction of such improvements, (c) the Loan-to-Value Ratio as determined by Lender for such mortgage loan shall not exceed seventy-five percent (75%), and (d) Lender shall have determined that the real property securing such mortgage loan produces sufficient net operating income, as determined by Lender, to generate a Debt Coverage Ratio of not less than 1.25:1.

       "PERMITS" means all permits, licenses, franchises, approvals, variances and land use entitlements necessary for the occupancy, operation, ownership, lease and use of any or all of the Projects as the context may require.

       "PERSON" means and includes natural persons, corporations, limited liability companies, limited liability partnerships, limited partnerships, general partnerships, joint stock companies, joint ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts, real estate investment trusts or other organizations, whether or not legal entities, and governments and agencies and political subdivisions thereof.

       "PERSONAL PROPERTY" means all personal property in which Borrower now or hereafter owns or acquires any interest or right and which is now or hereafter located on or used or useful in the development, operation, ownership, lease, occupancy, use, maintenance, repair or restoration of the Projects or any portion thereof, together with all present and future attachments, accessions, replacements, substitutions and additions thereto or therefor, and together with all insurance proceeds from any policy of insurance covering any of the foregoing property now or hereafter acquired by Borrower. "Personal Property" shall include, without limitation, the personal property described in EXHIBITS B-1 through B-3 attached hereto and any leased personal property.

       "POTENTIAL DEFAULT" means a condition or event (a) which, with the passage of time, would constitute an Event of Default under any of the Loan Documents and (b) of which Lender has provided Borrower with written notice; provided that such written notice shall not be necessary with respect to a condition or event which would constitute an Event of Default under SECTIONS 8.1(D), (E), (F), (G), (H) or (M) of this Agreement.

       "PRINCIPALS" means individually and collectively Borrower and its major shareholders, as applicable, and each of such parties' constituent general partners, managing members and major shareholders, as applicable.

       "PROBABLE MAXIMUM LOSS" is defined in SECTION 7.6(F).

       "PROJECT" means any of the Projects.

       "PROJECTS" means the Properties and Improvements encumbered by the Deed of Trust from time to time. The initial Properties are described on EXHIBIT A-1 through A-14 attached hereto. Thereafter, "Projects" shall include any Property and Improvements which is encumbered by the Deed of Trust as provided in SECTION 2.6, but shall not include any Project released from the lien of the Deed of Trust as provided in SECTION 2.8.

       "PROJECT DOCUMENTS" means (a) all agreements now or hereafter in effect with any contractor, architect or engineer, including, without limitation, any design architect, landscape architect, civil engineer, electrical engineer, environmental engineer, soils engineer or mechanical engineer, in connection with the Projects; (b) all other agreements now or hereafter in effect with any property manager or broker with respect to the management, leasing, or operation of the Projects; (c) all as-built plans and specifications and surveys for the Projects; (d) all Permits; and (e) all renewals, substitutions, extensions, modifications or replacements of any of the foregoing.

       "PRUDENTIAL ENTITIES" means The Prudential Insurance Company of America and Gateway Recovery Trust.

       "PROJECT VALUE" is defined in SECTION 7.6(F).

       "PUBLIC SHAREHOLDERS" means the shareholders of Borrower as of the Closing Date other than the Prudential Entities and the Oaktree Entities and their successors and assigns (other than the Prudential Entities or the Oaktree Entities).

       "RELATED PARTIES" means Borrower, Principals, any Affiliate of Borrower or Principals, any partnership of which Borrower or any Principal is a general partner, and any limited liability company of which Borrower or any Principal is a manager or managing member.

       "SECURED OBLIGATIONS" is defined in the Deed of Trust.

       "SEISMIC PRINCIPAL PAYMENT" is defined in SECTION 7.6(F).

       "SEISMIC REVIEW" is defined in SECTION 7.6(F).

       "TAX IDENTIFICATION NUMBER" means Borrower's employer identification number or social security number, which is 94-2255677.

       "TERMINATION DATE" means March, 31, 1999.

       "TITLE COMPANY" means the title insurance company selected by Borrower and approved by Lender in Lender's sole discretion to provide the Title Policy.

       "TITLE POLICY" means one or more American Land Title Association Extended Coverage Policies of Title Insurance (1970 version, amended 10/17/70 only), insuring Lender that Borrower owns (i) fee simple title to the Projects (other than the Ground Lease Parcel and any other ground leased parcel which becomes a Borrowing Base Project pursuant to SECTION 2.6) and all improvements located thereon, and (ii) a leasehold interest in the Ground Lease Parcel and any other ground leased parcel which becomes a Borrowing
Base Project pursuant to SECTION 2.6 and fee simple title to all Improvements located thereon, and that the Deed of Trust is a valid first lien on the Projects in the Loan Amount. The Title Policy shall contain such endorsements as Lender reasonably requires and shall be subject only to such exceptions to coverage as approved by Lender in writing prior to the Closing Date or the date the Project is encumbered by the Loan Documents pursuant to SECTION 2.6, as applicable.

                                      ARTICLE 2

                                      LOAN TERMS

       2.1 LOAN AND DISBURSEMENTS OF LOAN PROCEEDS AND MINIMUM OUTSTANDING BALANCE.

              Subject to the terms and conditions of this Agreement, and in reliance upon the representations and warranties of Borrower set forth in the Loan Documents, Lender agrees to make to Borrower, and Borrower agrees to accept from Lender, a revolving loan (the "LOAN") in the maximum principal amount of the Loan Amount. Within the limit of the Loan Amount, Borrower may repay all or any portion of the Loan, and reborrow such amount, on the terms and conditions set forth herein and in SECTION 2.6 of the Note. Without limiting Lender's rights and remedies under the Loan Documents (including, without limitation Lender's right to make protective advances), in no event shall the outstanding principal balance of the Loan at any time exceed the Borrowing Base Amount and, notwithstanding the provisions of SECTION 2.4 of the Note, in no event shall the outstanding principal balance be less than the Minimum Outstanding Balance. If at any time Lender determines that the outstanding principal balance of the Loan exceeds the Borrowing Base Amount for any reason, Borrower shall, within five (5) days after written demand from Lender either (a) repay the outstanding principal balance of the Loan in an amount sufficient to cause the outstanding principal balance of the Loan to not exceed the Borrowing Base Amount, or (b) satisfy all of the conditions set forth in SECTION 2.6 with respect to additional collateral which increases the Borrower Base Amount to an amount not less than the outstanding principal balance of the Loan. Without limiting the provisions of this
SECTION 2.1, if Borrower requests a Subsequent Advance (as defined in the Note) which will cause the outstanding principal balance of the Loan to exceed the Borrowing Base Amount, Borrower shall as a condition precedent to the funding of such Subsequent Advance, satisfy all of the conditions set forth in SECTION 2.6 with respect to additional collateral which increases the Borrowing Base Amount to an amount not less than the outstanding principal balance of the Loan after the funding of such Subsequent Advance. If at any time the outstanding principal balance of the Loan is less than the Minimum Outstanding Balance, Lender shall have the right, in its sole and absolute discretion, without any right of Borrower to increase the outstanding principal balance of the Loan, and without any obligation by Lender, to either (a) as an absolute right, at its option, without presentment, demand, protest or other notice of any kind, to declare the Loan and all amounts owing to Lender under the Loan Documents due and payable on the date which is ninety (90) days after written notice from Lender to Borrower, or (b) reduce the Loan Amount for the remaining term of the Loan to an amount elected by Lender in its sole, absolute and arbitrary discretion (which reduced Loan Amount may, at Lender's election, be less than the then outstanding principal balance of the Loan). Any such election by Lender to reduce the Loan Amount shall be effective upon written notice from Lender to Borrower of the so reduced Loan Amount and, in the event the then outstanding principal balance of the Loan is in excess of the so reduced Loan Amount, Borrower shall concurrently therewith repay to Lender the portion of the outstanding principal balance of the Loan necessary to reduce the outstanding principal balance of the Loan to an amount no greater than the reduced Loan Amount elected by Lender.

       2.2    EVIDENCE OF INDEBTEDNESS AND MATURITY.

              Borrower shall execute and deliver to Lender, on or before the Closing Date, the Note evidencing the Loan. Borrower agrees to repay the indebtedness evidenced by the Note in accordance with the terms thereof and the terms hereof. The outstanding principal balance of the Loan, together with accrued and unpaid interest thereon and all other amounts payable by Borrower under the Loan Documents shall be due and payable on the Maturity Date, subject to the provisions of this Agreement and the Note.

       2.3    INTEREST RATE.

              The Loan shall bear interest at the rate per annum specified in the Note.

       2.4    LOAN FEE AND PAYMENT OF EXPENSES.

              Borrower acknowledges and agrees that any unpaid portion of the Loan Fee has been fully earned by Lender and is due and payable upon the Closing of the Loan. The Loan Fee shall be nonrefundable except as set forth in the Commitment Letter. Borrower hereby authorizes Lender to disburse proceeds of the Loan to Lender or to any other party to pay the Loan Fee, interest for any partial calendar month in which the Closing Date occurs, and the fees and expenses of Lender's appraisers, engineers, consultants, legal counsel and other third parties retained by Lender in connection with the Loan (including, without limitation, pursuant to SECTION 2.6), notwithstanding that Borrower may not have requested a disbursement of such amounts. Borrower covenants to pay all such amounts within ten (10) days after demand by Lender, if and to the extent not disbursed by Lender from proceeds of the Loan. Borrower's payment of the Loan Fee is in addition to Borrower's obligation to pay closing costs, brokers' commissions and any and all other sums due hereunder, under the Commitment Letter or under any of the Loan Documents.

       2.5    LIMITATION ON RECOURSE.

              The provisions of SECTION 4.11 of the Note, regarding the limitations on Lender's recourse under the Loan Documents, are hereby incorporated herein as if set forth in full herein.

       2.6    ADDITIONAL PROJECTS.

              Additional real property and the Improvements located thereon owned by Borrower in fee simple or ground leased by Borrower pursuant to a ground lease which Lender, in its sole and absolute discretion, deems to be financeable (in either case, an "OFFERED PROJECT") may at the request of Borrower be encumbered by the Loan Documents and constitute additional collateral for the Loan on the terms and conditions set forth in SECTION 2.6. Any Offered Project to be added as additional collateral for the Loan as provided in this Agreement shall satisfy, in Lender's sole and absolute discretion, Lender's then current underwriting criteria for similar loans and properties, including, without limitation, Lender's requirements relating to current and projected loan-to-value ratios, net operating income, occupancy levels, debt service coverage and condition of the Offered Project. Lender's then current underwriting criteria and each of the following conditions precedent to the encumbrance of any Offered Project must be satisfied before the Appraised Value of the applicable Project will be added to the Borrowing Base Amount and the Offered Project will be considered a "Project" and "Borrowing Base Project" for the purposes of this Agreement and the Note. Lender shall have not less than thirty (30) days to complete its underwriting of any Offered Project. The conditions precedent set forth below shall be without limitation of, and shall be in addition to, any conditions precedent imposed in connection with Lender's then current underwriting criteria.

              A. ADDITIONAL COLLATERAL DOCUMENTS. Borrower shall have executed delivered to Lender the following documents, all of which shall be in form and substance acceptable to Lender (the "ADDITIONAL COLLATERAL DOCUMENTS"):

                     (i) DEED OF TRUST. A deed of trust in form acceptable to Lender, creating in favor of Lender a valid and perfected first priority security interest in such Offered Project subject only to those matters as are expressly approved by Lender in writing;

                     (ii) ASSIGNMENT OF RENTS. An assignment of rents and leases in form acceptable to Lender, conveying to Lender an absolute assignment of all of Borrower's right, title and interest in any Leases and rents with respect to such Offered Project;

                     (iii) ASSIGNMENT OF FRANCHISE AGREEMENT. With respect to any Offered Project operated or to be operated as a hotel, an assignment of franchise agreement assigning to Lender all of Borrower's right, title and interest in any franchise agreement for such hotel;

                     (iv) SECURITY AGREEMENT. An amendment to this Agreement expressly extending the provisions of ARTICLE 5 of this Agreement to such Offered Project or a separate security agreement in form acceptable to Lender, granting to Lender a valid first priority security interest in all Project Documents and other Personal Property pertaining to such Offered Project;

                     (v) FINANCING STATEMENTS AND ADDITIONAL DOCUMENTS. Such financing statements and additional documents relating to the Offered Project as may be reasonably required by Lender, including, without limitation, an estoppel certificate and agreement from the ground lessor if the Offered Project is ground leased, and an assignment of franchise agreement, license agreement and/or management agreement if such Offered Project is operated as a hotel or motel; and

                     (vi) ENVIRONMENTAL INDEMNITY. An environmental indemnity relating to the Offered Project in form acceptable to Lender.

              B. APPRAISAL. Lender shall have received and approved in its sole discretion an appraisal for such Offered Project (which shall establish the initial Borrowing Base Amount for such Offered Project once all of the conditions set forth in this SECTION 2.6 have been satisfied).

              C.     TITLE POLICY.   Lender shall have received a Title
Policy insuring the Deed of Trust encumbering such Offered Project, in form and substance satisfactory to Lender.

              D. INSURANCE. Borrower shall have delivered to Lender satisfactory certificates of insurance evidencing insurance satisfying all of the requirements set forth in SECTION 7.6 hereof with respect to such Offered Project.

              E. OTHER CONDITIONS PRECEDENT. Each of the following additional conditions shall be satisfied in Lender's sole discretion:

                     (i) Lender shall have received and approved evidence satisfactory to Lender that any Permits required to construct, use, manage and operate such Offered Project have been obtained and are in full force and effect.

                     (ii) Lender shall have received and approved evidence satisfactory to Lender that such Offered Project complies with all applicable Laws.

                     (iii) Lender shall have received and approved a preliminary title report covering such Offered Project, together with legible copies of all recorded documents referenced therein and a color-coded map plotting all easements.

                     (iv) Lender shall have received and approved copies of all Leases for such Offered Project. Lender shall have received duly executed estoppel certificates and nondisturbance and attornment agreements in form satisfactory to Lender from such tenants in such Offered Project as Lender may require.

                     (v) Lender shall have received and approved copies of all contracts and other agreements relating to the ownership, occupancy, operation or use of such Offered Project or any portion thereof.

                     (vi) Lender shall have received and approved environmental reports satisfactory to Lender relating to such Offered Project.

                     (vii) Lender shall have received a structural report satisfactory to Lender relating to such Offered Project.

                     (viii) Lender shall have received an opinion letter covering the Additional Collateral Documents from Borrower's counsel and in form and substance satisfactory to Lender.

                     (ix) Lender shall have received and approved such other items as Lender reasonably requires in connection with the encumbrance of the Offered Project as additional collateral for the Loan.

       Upon the satisfaction of all of the foregoing conditions precedent with respect to an Offered Project, and without further action by Borrower and Lender, (a) all of the Additional Collateral Documents with respect to such Offered Project shall constitute "Loan Documents" for the purposes of this Agreement and each of the other Loan Documents, (b) the obligations under each of the Loan Documents shall be secured by the Additional Collateral Documents, (c) the obligations under each of the Additional Collateral Documents shall be secured by the Loan Documents, and (d) such Offered Project shall constitute a "Project" and "Borrowing Base Project" for the purposes of this Agreement and the Note and, subject to the provisions of
SECTION 2.8, be included in determining the Borrowing Base Amount. Without limiting the foregoing, Borrower shall execute and deliver to Lender such additional documents as may be reasonably required by Lender to confirm the foregoing. Borrower shall pay (a) all fees, costs and expenses (including, without limitation, attorney's fees and costs, appraisal and consultants fees, and fees for the Title Policy) in connection with the satisfaction of the conditions set forth in this SECTION 2.6, plus (b) for each Offered Project, whether or not all of the conditions set forth in this SECTION 2.6 are satisfied with resect thereto, a nonrefundable processing fee to Lender of Two Thousand Dollars ($2,000).

       2.7    PERMITTED TRANSFER.

       Notwithstanding any provision of the Loan Documents to the contrary, including without limitation, the provisions of Section 1.10 of the Deed of Trust, "transfer" for the purposes of Section 1.10 of the Deed of Trust shall not include (a) transfers of the shares of stock in Borrower so long as after giving effect to such transfer, the Oaktree Entities own and retain control (including, without limitation, all voting and approval rights) of not less than fifty-one percent (51%) of the shares of stock in Borrower and the Oaktree Entities Control Borrower, (b) the transfer of shares of stock in Borrower to the Prudential Entities or the Oaktree Entities by any of the Public Shareholders. For the purposes of Section 1.10 of the Deed of Trust, and notwithstanding the foregoing, "transfer" shall include (x) any transfer of the shares of stock in Borrower which results in a change in Control of Borrower, and/or (y) any failure of Oaktree Capital Management to be the investment advisor, manager or agent for, and retain Control of, any of the Oaktree Entities (other than Oaktree Capital Management).

       Notwithstanding any provision of the Loan Document to the contrary, including without limitation Section 1.10 of the Deed of Trust, so long as no Event of Default has occurred, and no monetary Potential Default or material nonmonetary Potential Default has occurred and is continuing under the Loan Documents, Borrower may be merged into WinShip Properties, Inc., a Delaware corporation, and WinShip shall assume the Loan and the obligations under the Loan Documents and the Environmental Indemnity, on the following terms and conditions:

                     (i) Lender shall have received reimbursement of all reasonable costs incurred by Lender in connection with the request for such assumption, including, without limitation, reasonable credit reporting fees, attorneys' fees and costs, appraisal fees, environmental inspection fees, building inspection fees, seismic report fees, and all other costs and expenses which are reasonably necessary in connection with such assumption;

                     (ii) Borrower shall have delivered to Lender evidence of the consent of the ground lessor under the Ground Lease to such transaction, together with consent of any other ground lessor for any other Ground Leased Project to such transaction, each in form acceptable to Lender;

                     (iii) The parties shall execute and deliver all documents and agreements required by Lender in connection with the assumption, including, without limitation, an express assumption of the Loan and the obligations under the Loan Documents and the Environmental Indemnity, all of which shall be in form and substance acceptable to Lender; and

                     (iv) Lender shall receive, at Borrower's expense, such endorsements to the Title Policy insuring the Deed of Trust as are reasonably requested by Lender in connection with such assignment.

       2.8    PARTIAL RECONVEYANCE.

              Notwithstanding anything to the contrary contained in the Loan Documents, Lender will partially release its interest under the Deed of Trust with respect to a Project in connection with Borrower's bona fide sale of such Project to a third party, upon the satisfaction of all of the following conditions with respect to the release of each Project:

              (a) There shall be no Event of Default or Potential Default hereunder or under any of the other Loan Documents and no Event of Default shall have occurred under any of the Loan Documents;

              (b) Borrower shall give Lender at least thirty (30) days prior written notice of Borrower's request for the release of any Project;

              (c) Lender shall have determined that the outstanding principal balance of the Loan, after the release of the applicable Project, will not exceed, or shall be reduced with the proceeds of such sale to an amount which does not exceed, the Borrowing Base Amount (calculated excluding the Project which Borrower is requesting be released);

              (d) The Title Company shall issue appropriate endorsements to the Title Policy insuring the remaining Deed of Trust which provide that,
(i) notwithstanding the release of the Deed of Trust for the Project in question, the lien of the Deed of Trust on the remaining Projects will continue to be a first lien, subject to no exceptions to title other than those shown on the Title Policy;

              (e) Borrower shall pay all reasonable costs associated with the release of Lender's interest in the applicable Project, including, without limitation, the costs of Lender's title policy endorsements referred to above, escrow costs, and Lender's reasonable legal fees and costs incurred in connection therewith; and

              (f) Lender shall have received payment, in immediately available funds of a non-refundable processing fee in the amount of Two Thousand Dollars ($2,000), which amount shall be nonrefundable and fully earned by Lender upon Borrower's request for the release of the applicable Project and shall be in addition to all other amounts required to be paid by Borrower under the Loan Documents.

       2.9    DETERMINATION OF APPRAISED VALUE.

       The Appraised Value of each Project shall be determined by Lender in its sole and absolute discretion. The Appraised Value of the Borrowing Base Projects shall be redetermined by Lender, the Borrowing Base Amount adjusted, and, to the extent the outstanding principal balance of the Loan exceeds the Borrowing Base Amount, the outstanding principal balance of the Loan shall be reduced by Borrower in accordance with this Agreement, upon the following:
(a) the date which is eighteen (18) months after the Closing Date, (b) the extension of the Maturity Date in accordance with the terms of the Note, (c) upon Borrower's written request made not more frequently than twice per calendar year, and (d) at Lender's election made not more frequently than once per calendar year, excluding the first calendar year after the Closing Date. Borrower shall pay all reasonable fees and costs in connection with Lender's determination of the Appraised Value as provided herein, including, without limitation, all appraisal fees and costs. Without limiting the foregoing, if the Appraised Values are redetermined at Borrower's request as provided in clause (c), Borrower shall in addition pay to Lender for each such request, concurrently with such request, a nonrefundable administrative fee in the amount of Ten Thousand Dollars ($10,000), which administrative fee shall be in addition to all other amounts required to be paid by Borrower under the Loan Documents.

       2.10   ANNUAL FEE.

       In addition to all other amounts and fees payable by Borrower under the Loan Documents, for each Loan Year, or applicable portion thereof, during which any portion of the Loan is outstanding, Borrower shall pay to Lender the Annual Fee for such Loan Year or portion thereof. The Annual Fee shall be due within fifteen (15) days after written notice from Lender and shall be nonrefundable.

       2.11   CAPITAL IMPROVEMENTS.

       Prior to the Closing Date, Borrower has disclosed to Lender various alterations and capital improvements to the Projects which Borrower is in the process of completing (the "DISCLOSED IMPROVEMENTS"). Lender hereby consents to the Disclosed Improvements for the purposes of, and as required by,
Section 1.3 of the Deed of Trust. The foregoing consent relates solely to the requirements of Section 1.3 of the Deed of Trust and by this consent Lender assumes no responsibility or liability for any of the Disclosed Improvements. All of the Disclosed Improvements shall be completed in accordance with the terms and conditions of the Loan Documents.

                                      ARTICLE 3

                                  CONDITIONS TO LOAN

       3.1    CONDITION PRECEDENT TO CLOSING OF LOAN.

              As a condition precedent to Lender's obligation to close the Loan and disburse any Loan proceeds, on or before the Closing Date Borrower must satisfy and fulfill each of the following conditions precedent to closing, to the satisfaction of Lender:

              A. LOAN DOCUMENTS AND ENVIRONMENTAL INDEMNITY. Borrower shall deliver to Lender the following documents, each duly executed and acknowledged by a notary public where necessary, and in form and substance satisfactory to Lender:

                     (i)    This Agreement;

                     (ii)   The Note;

                     (iii)  The Deed of Trust;

                     (iv)   The Assignment of Rents;

                     (v) A California UCC-1 Financing Statements relating to the Personal Property, to be filed with the California Secretary of State, together with UCC-1 Financing Statements for such other States as are required by Lender;

                     (vi)   The Environmental Indemnity; and

                     (vii)  The Ground Lease Estoppel.

              B. COMMITMENT LETTER CONDITIONS. Borrower shall have satisfied all of the conditions set forth in the Commitment Letter, together with any additional conditions imposed by Lender in connection with its final approval of the Loan.

              C. TRUTH OF REPRESENTATIONS AND WARRANTIES. The representations and warranties contained herein and in the other Loan Documents shall be true, correct and complete in all material respects on the Closing Date.

              D. NO DEFAULT. As of the Closing Date, no event shall have occurred or would result from the funding of the Loan that would constitute an Event of Default, a Potential Default, or a default, or event which, with the giving of notice or the passage of time would constitute a default, under the Ground Lease.

       3.2    TERMINATION OF AGREEMENT.

              Lender's obligation to make the Loan and perform any of its other obligations under the Loan Documents shall terminate unless all of the conditions precedent set forth in SECTION 3.1 have been satisfied, and the Closing Date has occurred, on or before the Termination Date.

                                   ARTICLE 4

                        ASSIGNMENT OF PROJECT DOCUMENTS

       4.1    ASSIGNMENT OF DOCUMENTS.

              A. As security for the payment and performance of the Secured Obligations, Borrower hereby grants, conveys, assigns and transfers to Lender the Project Documents, and all rights of Borrower thereunder, together with the immediate and continuing right to collect and receive all sums which are now or hereafter due to Borrower thereunder or in connection therewith, and all of Borrower's rights to receive the proceeds of any insurance, indemnity, warranty or guaranty with respect to any of the Project Documents. The parties expressly acknowledge and agree that Lender does not hereby assume any of Borrower's obligations with respect to any of the Project Documents, including, without limitation, any obligation to pay for any work done pursuant thereto, unless Lender expressly assumes such obligations in accordance with SECTION 4.1(B). At Lender's request from time to time, Borrower shall deliver copies of the Project Documents to Lender.

              B.     Lender shall not exercise its rights under this SECTION
4.1 until the occurrence of an Event of Default. Upon the occurrence of an Event of Default under any of the Loan Documents, Lender may, at its option in its sole discretion and without any obligation, exercise any or all of its rights and remedies under SECTION 8.4 and/or upon written notice to Borrower and the other parties to any or all of the Project Documents, exercise or enforce any or all of the rights and remedies granted to Borrower under such Project Documents as if Lender had been a party to or recipient of such Project Documents (and Borrower hereby irrevocably constitutes and appoints Lender as its attorney-in-fact, which power is coupled with an interest, to do so). Upon giving such notice Lender may elect to assume all of the obligations of Borrower thereafter accruing under any or all of the Project Documents; provided that in no event shall Lender be responsible for any default by Borrower or any other party occurring prior to any election by Lender to assume such obligations.

              C. The acceptance by Lender of the security assignment contained in this SECTION 4.1 and the rights granted to Lender hereunder and under SECTION 8.4 shall not, prior to Lender's assumption of the obligations under the Project Documents as provided in SECTION 4.1(B), obligate Lender to assume any obligations or liability under the Project Documents, to expend any money or incur any expense in connection with the Project Documents or to perform any obligation under any of the Project Documents.

       4.2    PERFORMANCE UNDER PROJECT DOCUMENTS.

              Borrower shall at all times perform and discharge each of its obligations under the Project Documents, diligently enforce its rights under the Project Documents unless otherwise agreed by Lender, and, at Borrower's sole cost and expense, appear in and defend Lender in any action or proceeding in any way related to any of the Project Documents. Borrower shall, within ten (10) days after demand by Lender, pay all reasonable costs and expenses incurred by Lender in connection with any such action or proceeding, including, without limitation, reasonable attorneys' fees and costs.

       4.3    INDEMNIFICATION.

       Borrower hereby indemnifies and agrees to defend and hold the Indemnitees harmless from all expenses, loss, claims, damage or liability which the Indemnitees may or might incur under any of the Project Documents or under or by reason of the security assignment set forth in SECTION 4.1 or by reason of any alleged obligation or undertaking on Lender's part to perform or discharge any covenants or agreements contained in any of the Project Documents; provided that such indemnity shall not extend to expenses, loss, claims, damage or liability arising from an Indemnitee's gross negligence or wilful misconduct or arising after the date, if ever, that Lender assumes the obligations under the Project Documents as provided in
SECTION 4.1(B).

                                   ARTICLE 5

                               SECURITY AGREEMENT

       5.1    GRANT OF SECURITY INTEREST.

              As security for the payment and performance of the Secured Obligations, Borrower hereby assigns, transfers and grants to Lender, and there is hereby created in favor of Lender, a security interest under the California Commercial Code in and to the Personal Property (including, without limitation, the Project Documents), whether now owned or hereafter acquired, and in all proceeds thereof (and proceeds of proceeds) in whatever form. This Agreement shall constitute a security agreement pursuant to the California Commercial Code with respect to the Personal Property and proceeds thereof, with Borrower the "Debtor" and Lender the "Secured Party" as such terms are used in the California Commercial Code.

       5.2    REPRESENTATIONS, AGREEMENTS AND COVENANTS REGARDING PERSONAL
              PROPERTY.

              In order to induce Lender to enter into this Agreement and make the Loan, Borrower represents, warrants and covenants as follows:

              A. Except for the security interests in favor of Lender, Borrower is, and as to any of the Personal Property acquired after the date hereof will be, the sole owner of the Personal Property, free from any adverse Lien; provided that Borrower may lease Personal Property in the ordinary course of Borrower's business. Borrower will notify Lender of and will defend the Personal Property against all Liens other than the Liens under the Loan Documents.

              B. Borrower will keep the Personal Property in good condition and repair, and will not misuse, abuse, allow to deteriorate, waste or destroy the Personal Property or any part thereof, except for ordinary wear and tear resulting from normal and expected use in the ordinary course of Borrower's business, which damaged or destroyed Personal Property shall be promptly replaced by Borrower with property of similar nature and of equal or greater value unless obsolete or unnecessary for the operation of the applicable Project.

              C. Borrower will not, without the prior written consent of Lender, sell, offer to sell or otherwise transfer, exchange or dispose of the Personal Property or any interest therein, unless in the normal course of business the Personal Property is being replaced by collateral of similar nature and of equal or greater value unless obsolete or unnecessary for the operation of the applicable Project. If the Personal Property or any part thereof is sold, transferred, exchanged, or otherwise disposed of (either with or without the written consent of Lender), the security interest of Lender shall extend to the proceeds of such sale, transfer, exchange or other disposition and Borrower will hold such proceeds in a separate account for Lender's benefit and will, at Lender's request, transfer such proceeds to Lender.

              D. The tangible Personal Property will be kept on or at the Project and Borrower will not, without the prior written consent of Lender, remove the Personal Property therefrom except such portions or items of Personal Property which are consumed or worn out in ordinary usage, all of which shall be promptly replaced by Borrower as provided in SECTION 5.2(B).

              E. Borrower will immediately notify Lender in writing of any change in its place of business or the adoption or change of any trade name or fictitious business name, and will, within ten (10) days after Lender's request, execute any additional financing statements or other certificates reasonably requested by Lender to reflect such change.

              F. The Personal Property is not and will not be used or bought for personal, family or household purposes.

              G. Borrower shall immediately notify Lender of any material claim against the Personal Property adverse to the interest of Borrower or Lender therein.

              H. Lender may examine and inspect the Personal Property at any reasonable time, wherever located upon reasonable prior notice to Borrower (except in the event of an emergency, in which event prior notice shall not be required).

       5.3    AFFIXED COLLATERAL.

              The inclusion in SECTION 5.1 of any Personal Property which may now be or hereafter become affixed or in any manner attached to any Project shall be without prejudice to any claim at any time made by Lender that such Personal Property is or has become a part of or an accession to such Project.

       5.4    FURTHER SECURITY AGREEMENTS.

              Borrower agrees to take such actions and, within ten (10) days after Lender's request, to execute, deliver and file and/or record such documents, agreements and financing statements as may be reasonably necessary to evidence the security interest set forth in SECTION 5.1, to establish the priority thereof and to carry out the intent and purpose of this ARTICLE 5.


                                   ARTICLE 6

                   BORROWER'S REPRESENTATIONS AND WARRANTIES

       As an inducement to Lender to execute this Agreement and make the Loan, Borrower represents and warrants to Lender the truth and accuracy of the matters set forth in this ARTICLE 6.

       6.1    ORGANIZATION, POWER, GOOD STANDING, AND BUSINESS.

              Borrower is an unincorporated real estate investment trust duly formed, validly existing and in good standing under the Laws of the State of California. Borrower has the full power and authority to own and operate its properties, to carry on its business as now conducted, to enter into each Loan Document and the Environmental Indemnity, and to carry out the transactions contemplated hereby and thereby. Borrower does not do business under any trade name or fictitious business name other than WinShip Properties. Borrower has delivered to Lender true, correct and complete copies of its Formation Documents and such Formation Documents have not been amended or modified except pursuant to agreements delivered to Lender prior to the date hereof.

       6.2    AUTHORIZATION OF BORROWING, ETC.

              A. AUTHORIZATION OF BORROWING. The execution, delivery and performance of the Loan Documents and the Environmental Indemnity and the issuance, delivery and payment of the Note have been duly authorized by all necessary action of Borrower.

              B. NO CONFLICT. The execution, delivery and performance by Borrower of each applicable Loan Document and the Environmental Indemnity do not and will not (i) violate any Law applicable to any such Person, the Formation Documents of any such Person, or any order, judgment or decree of any court or other Governmental Agency binding on any such Person; (ii) conflict with, result in a breach of or constitute (with the giving of notice or the passage of time or both) a default under any Contractual Obligation of any such Person; (iii) result in or require the creation or imposition of any Lien of any nature on Borrower's properties or assets other than the Liens in favor of Lender under the Loan Documents; or (iv) require any approval or consent of any Person under any Contractual Obligation of Borrower.

              C. GOVERNMENTAL CONSENTS. The execution, delivery and performance by Borrower of each applicable Loan Document and the Environmental Indemnity does not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by, any Governmental Agency or other Person.

              D. BINDING OBLIGATION. The Note, the other Loan Documents and the Environmental Indemnity are the legally valid and binding obligations of Borrower, enforceable against Borrower in accordance with their respective terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally.

       6.3    ACTIONS.

              There is no action, suit, proceeding or arbitration, before or by any Governmental Agency or other Person, pending or, to Borrower's best knowledge, threatened against or affecting Borrower, any of the Principals or any properties or rights of Borrower or any of the Principals, which might adversely affect Lender's rights or remedies under the Loan Documents or the Environmental Indemnity, the business, assets, operations or financial condition of any such party or its ability to perform its obligations under the Loan Documents or the Environmental Indemnity. As of the date hereof, there are no outstanding judgments against the Related Parties or their property in excess of Two Hundred Fifty Thousand Dollars ($250,000) as to any individual judgment or Five Hundred Thousand Dollars ($500,000) in the aggregate.

       6.4    FINANCIAL POSITION.

              A. FINANCIAL INFORMATION. The Application Information and all financial statements and financial data delivered to Lender in connection with the Loan and/or relating to Borrower, the Principals and the Ground Lease are true, correct and complete in all material respects and accurately present the financial position of such parties as of the date thereof. No material adverse change has occurred in the financial position disclosed by the Application Information or in any other financial statements or financial data delivered to Lender.

              B. BANKRUPTCY AND INSOLVENCY. Except as disclosed to Lender prior to the Closing Date with respect to the bankruptcy of Borrower, Borrower has not filed or been the subject of any bankruptcy, insolvency, reorganization, dissolution or similar proceeding or any proceeding for the appointment of a receiver or trustee for all or any substantial part of its property. Except as disclosed to Lender prior to the Closing Date with respect to the bankruptcy of Borrower, Borrower has not admitted in writing its inability to pay its debts when due, made an assignment for the benefit of creditors or taken other similar action.

              C. OTHER BORROWING. Except for the Loan and the Existing Project Financing, no borrowings have been made by Borrower which are secured by any Project or any other assets of Borrower or which might give rise to any Lien other than the Liens created by the Loan Documents.

       6.5    LIENS.

              Borrower is the sole owner of the Projects, the Personal Property and the Improvements and the sole ground lessee of the Ground Lease Parcel, in each case free from any adverse Liens, except for Liens in favor of Lender. Borrower has paid in full all contractors, materialmen, laborers, architects or other such Persons hired by Borrower to perform services or work with respect to the Projects and, except as disclosed in writing to Lender prior to the date hereof, all statutory lien periods with respect to services performed or work commenced prior to the Closing Date have expired with respect to any such services or work. Except for the Junior Loan Documents (which assignment and pledge shall be released in full on or before the Closing Date), no previous assignment, sale, pledge, encumbrance or other hypothecation of the Leases or the Project Documents has been made (except for pledges and encumbrances which have been released in full prior to the date hereof or will be released in full concurrently with the funding of the
Loan).

       6.6    COMPLIANCE WITH LAWS.

              The Projects and the use thereof are in material compliance with the Americans with Disabilities Act and all other material Laws. The Properties consist of legal and separate lot(s) for tax assessment purposes and under the California Subdivision Map Act (California Government Code Sections 66410 et. seq., as amended from time to time). All Permits, easements and rights of way necessary for the occupancy, operation, ownership and use of the Projects have been obtained by Borrower and are in full force and effect.

       6.7    DEFECTS.

              There are no defects, facts or conditions affecting any Project or any portion thereof which would make such Project unsuitable for the occupancy, operation, use or sale thereof. There are no surface or subsurface soils conditions adversely affecting any Property in any material respect, including, without limitation, unstable soil or landfills.

       6.8    UTILITIES.

              All utilities necessary for the full enjoyment of the Projects, including, without limitation, trash collection, police and fire protection, sewer and storm drain, water, telephone, gas and electricity, are available to the Projects and are not subject to any conditions which would limit the use of such utilities, other than the payment of normal charges to the utility supplier.

       6.9    NO CONDEMNATION.

              No Condemnation Event (as defined in the Deed of Trust) is pending against any Project or any portion thereof. To Borrower's best knowledge, no Condemnation Event is threatened against any Project which would impair the full utilization of such Project in any material manner.

       6.10   HAZARDOUS SUBSTANCES.

              There are no Hazardous Substances on, in, under or at any Project in violation of any applicable Environmental Laws. The Projects and each portion thereof are in full compliance with all Environmental Laws. There are no above or below ground storage tanks located at any Project. Borrower has not received written notice from any Governmental Agency or other third party alleging that any Project or any portion thereof does not comply with any Environmental Laws.

       6.11   NO DEFAULTS.

              No Potential Default or Event of Default exists under this Agreement or any of the other Loan Documents. No default by Borrower exists under any Contractual Obligation which would have a material adverse effect on Borrower's ability to repay the Loan or to perform its obligations under any of the Loan Documents or under the Environmental Indemnity.

       6.12   DISCLOSURE.

              No representation or warranty of Borrower contained in this Agreement, any Loan Document, or any Application Information contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading.

       6.13   JUNIOR LOAN DOCUMENTS.

              Borrower has delivered to Lender true, correct and complete copies of the Junior Loan Documents, and the Junior Loan Documents have not been amended or modified except for agreements delivered to Lender prior to the date hereof. The Junior Loan Documents are the only agreements evidencing and/or securing the loan made by Junior Lender to Borrower. No default, or event which, with the giving of notice or the passage of time, or both, would constitute a default, exists under the Junior Loan Documents. Neither Borrower nor any of the other Related Parties has received a default notice under the Junior Loan Documents. The restrictions on payments under the Junior Loan Documents set forth in SECTION 7.12, other than any restriction on the repayment of the Junior Loan upon the maturity thereof, shall not cause Borrower to be in default of its obligations under the Junior Loan Documents. Effective on or before the Closing Date, the Junior Loan Documents do not create a Lien, charge or encumbrance on the Projects, any of the collateral securing the Loan or any of Borrower's other assets.

       6.14   EXISTING PROJECT FINANCING.

              Borrower has delivered to Lender true, correct and complete copies of the documents evidencing the Existing Project Financing, and such documents have not been amended or modified except for agreements delivered to Lender prior to the date hereof. No default, or event which, with the giving of notice or the passage of time, or both, would constitute a default, exists under the documents evidencing the Existing Project Financing.
Neither Borrower nor any of the other Related Parties has received a default notice in connection with the Existing Project Financing. The Existing Project Financing is nonrecourse to the credit of Borrower and no event has occurred which will cause or allow any of the Existing Project Financing to be recourse to the credit of Borrower.

                                   ARTICLE 7

                             BORROWER'S COVENANTS

              Borrower covenants and agrees that, until the Loan and all other amounts owing to Lender under the Loan Documents have been paid in full and all Secured Obligations have been satisfied, Borrower shall perform all of the covenants in this ARTICLE 7.

       7.1    NO LIENS.

              Except as expressly provided in SECTION 1.12 of the Deed of Trust, Borrower shall not permit any Lien to be made or filed. Borrower shall be the sole owner of the Projects (other than the Ground Lease Parcel), the sole ground lessee of the Ground Lease Parcel and any ground leased Offered Project which becomes a Borrowing Base Project as provided in this Agreement, and the sole owner or, to the extent permitted by the terms of this Agreement, lessee, of the Personal Property, in each case free from any adverse Liens, except for Liens in favor of Lender. Borrower shall not assign, sell, pledge, encumber or otherwise hypothecate all or any portion of the Leases or the Project Documents.

       7.2    COMPLIANCE WITH LAWS.

              Borrower will comply with all Laws applicable to Borrower, its property, the Projects, the Personal Property and/or the occupancy, operation, ownership or use thereof.

       7.3    INSPECTION.

              Subject to the rights of tenants at the Projects, during normal business hours and upon reasonable advance notice (except in the event of an emergency, in which event entry shall not be limited to normal business hours and no advance notice shall be necessary) Borrower shall permit Lender and any Person designated by Lender to visit and inspect the Projects.

       7.4    LEASING OF SPACE.

              A. Unless otherwise approved by Lender in writing in advance, all Leases shall be entered into with bona fide third party tenants financially capable of performing their obligations thereunder and shall reflect arms-length transactions at the then current market rate for comparable space. Borrower shall perform all obligations required to be performed by it as landlord under any Lease. With respect to any Project that is not a mini-storage facility, Borrower shall not accept any rent (however denominated) or other charges under any of the Leases more than one
(1) month in advance. With respect to any Project that is a mini-storage facility, Borrower shall not accept any rent (however denominated) or other charges under any of the Leases more than two (2) months in advance; provided that for each such Project, Borrower may accept up to one (1) year of advance rent with respect to an aggregate maximum of five percent (5%) of the net rentable square feet of space within the applicable Project.

              B. Borrower shall not enter into, or modify, amend, terminate (except upon the stated expiration of the term thereof) or accept (where Borrower has the legal right to accept or reject) a surrender or cancellation of, any Lease, or consent to any assignment or subletting under any Lease, without Lender's prior written consent except as follows:

                     (i) Borrower may terminate Leases other than Major Leases without Lender's prior written consent for the non-payment of rent if Borrower would in good faith terminate such Lease in the ordinary course of its business.

                     (ii) Lender's prior written consent shall not be required for any new Lease (a) which is not a Major Lease, (b) which does not include any Material Lease Provisions, (c) where the term of the Lease (including any options to extend the initial term of the Lease) does not exceed ten (10) years, and (d) where the proposed use of the portion of the Project leased does not involve the use, storage, processing, manufacture, transportation, disposal or release of Hazardous Substances.

                     (iii) Lender's prior written consent shall not be required for any amendment or modification of a Lease if the amendment or modification contains no provision which, had the provision been included in the original Lease, would require Lender's prior written consent.

                     (iv) Lender's prior written consent shall not be required in connection with any sublease or assignment of any Lease if either
(a)(1) the assignee or subtenant meets the requirements of SECTION 7.4(A), and (2) the proposed use of the applicable Project by such assignee or subtenant does not involve the use, storage, processing, manufacture, transportation, disposal or release of Hazardous Substances, or (b) such sublease or assignment does not require Borrower's consent under the terms of the Lease executed by Borrower in accordance with the terms of this Agreement.

              C. Borrower shall promptly deliver to Lender such Leases, rent rolls, leasing reports, operating statements or other leasing information as Lender may from time to time request. Borrower shall promptly notify Lender of (i) any material tenant dispute, (ii) any material default by Borrower or the tenants under any of the Major Leases, (iii) any material adverse change in leasing activity for any Project, and (iv) any notice received by Borrower relating to any material default by Borrower under any Lease.

              D. With respect to any Major Lease, and if requested by Lender with respect to any other Lease, Borrower shall, within twenty (20) days after Lender's request, execute and deliver to Lender, and cause the tenants under the Leases (and any other party to, or guarantor of, the Leases) to execute and deliver to Lender, nondisturbance and attornment agreements and/or estoppel certificates, in form and substance reasonably satisfactory to Lender.

              E. As used herein, "MATERIAL LEASE PROVISION" means a provision which materially increases the landlord's obligations under a Lease, which provides the tenant with material rights or recourse against the landlord or with the right to terminate the Lease, or which adversely affects Lender's security in the Lease. Without limiting the generality of the foregoing, each of the following shall constitute a Material Lease Provision:
(i) any provision which affects Lender's rights with respect to the Lease, which affects the relative priority of the Lease and the Deed of Trust without Lender's consent, or which requires Lender to agree to or provide any nondisturbance agreement to the tenant; (ii) the grant of an option, right of first offer or refusal or other right to purchase all or any portion of any Project, (iii) the grant of an option, right of first offer or refusal or other right to lease any additional space in any Project at a rent less than market rent, (iv) the grant of any early termination option, (v) any provision which provides for the application of insurance or condemnation proceeds in a manner contrary to the Loan Documents, (vi) the grant of any offsets, or the agreement for the payment of any amounts by the landlord, if such offset or payment obligation would be applicable to any subsequent owner of the applicable Project, including, without limitation any owner succeeding to the landlord's interest by foreclosure or a deed in lieu or in aid thereof, (vii) a limit to the expense reimbursements due from the tenant for increases in taxes or expenses, or (viii) an environmental, hazardous substance or other indemnification binding on the landlord that would be applicable to any subsequent owner of the applicable Project, including, without limitation, any owner succeeding to landlord's interest by foreclosure or a deed in lieu or in aid thereof.

       7.5    ENVIRONMENTAL MATTERS.

              A. Borrower shall, at its own expense, comply and cause all persons entering the Projects to comply with all Environmental Laws applicable thereto and Borrower shall not use, store, process, manufacture, transport, dispose or release any Hazardous Substances on or adjacent to any part of any Project or permit any of the foregoing to occur. Borrower shall immediately advise Lender in writing of any (i) discovery of Hazardous Substances on any Project or any portion thereof; or (ii) any claim, action or order threatened or instituted by any third party (including any Governmental Agency) against any Project or Borrower relating to damages, cost recovery, loss or injury resulting from any Hazardous Substances. Borrower shall provide Lender with copies of all communications with any third party (including any Governmental Agency) relating to any Environmental Law or any claim, action or order relating to Hazardous Substances at, on, under or in any Project or any portion thereof. If any remedial action is required to bring the applicable Project into compliance with Environmental Laws, Borrower shall immediately notify Lender of such situation and shall prepare a written plan setting forth a description of such situation (and all environmental reports relating thereto) and the remedial action that Borrower proposes to implement to bring such Project into compliance with all Environmental Laws. Borrower shall, at its own expense, thereafter diligently and continuously pursue the remediation of the condition necessary to bring the applicable Project into compliance with all Environmental Laws and cause all liens or encumbrances against such Project in connection therewith to be removed and satisfied.

              B. Lender shall have the right to retain a professional environmental consultant to conduct tests and investigations of any Project (including, without limitation, ground water and soils testing) with respect to Hazardous Substances or such Project's compliance with Environmental Laws. Borrower hereby grants to Lender, its agents, employees, consultants and contractors, an irrevocable license and authorization to enter upon and inspect any Project and to conduct such tests and investigations on such Project or any portion thereof as Lender, in its sole discretion, determines necessary, subject to the rights of the applicable tenant(s). Such tests and investigations shall be at Lender's expense unless (i) Lender reasonably believes that a breach of the provisions of SECTION 6.10 or this SECTION 7.5 has occurred, (ii) a breach of the provisions of SECTION 6.10 or this
SECTION 7.5 has in fact occurred, or (iii) an Event of Default or Potential Default has occurred. Borrower acknowledges and agrees that, as between it and Lender, only Borrower owns and operates the Projects and only Borrower has the responsibility for compliance with this SECTION 7.5 and neither Lender's enforcement of, or failure to enforce, SECTION 7.5 shall be deemed to affect the obligations or provisions of this SECTION 7.5.

              C. To the fullest extent permitted by law, Borrower hereby indemnifies and agrees to defend, and hold harmless the Indemnitees from and against any and all loss, claim, damage or liability of any kind or nature and from any suits, actions, claims or demands, including without limitation, all amounts described in SECTION 7.5(D), arising directly or indirectly, in whole or in part, out of (i) the existence or alleged existence of any Hazardous Substances at, on under or in any or all of the Projects or any portion thereof, (ii) the removal of or failure to remove any Hazardous Substances from any or all of the Projects or any portion thereof, (iii) any activity involving Hazardous Substances with respect to any or all of the Projects carried on or undertaken on or off such Projects, (iv) any residual contamination on or under any or all of the Projects, or (v) any contamination of any property or natural resources arising in connection with any activity involving Hazardous Substances, in each case whether prior to or during the term of the Loan, and whether by Borrower or any predecessor-in-title or any employees, agents, contractors or subcontractors of Borrower or any predecessor-in-title, or any third parties occupying or present on any or all of the Projects. Upon receiving knowledge of any suit, action, claim or demand asserted by a third party that Lender believes is covered by this indemnity, Lender shall give Borrower written notice of the matter and an opportunity to defend it, at Borrower's sole cost and expense, with legal counsel reasonably satisfactory to Lender. Lender may also require Borrower to so defend the matter. The obligations of Borrower under this SECTION 7.5(C) are, without limitation, intended to operate as a binding valid indemnity agreement under 42 U.S.C.
Section 9607(e)(1) and shall survive the closing of the Loan and the repayment of the Loan and the satisfaction of all other Secured Obligations.

              D. The indemnity set forth in SECTION 7.5(C) shall include, without limitation, (i) loss, claims, damage or liability for, or arising from, personal injury and property damage, (ii) compensation for lost wages, business income, profits or other economic loss, (iii) all consequential damages; (iv) all damages to any natural resources and the environment, the costs of any required or necessary repair, clean up, response cost, or remediation of the Properties and the Projects, and the preparation and implementation of any closure, remedial or other required plans; and (v) all costs and expenses incurred in connection with any of the foregoing, including reasonable attorneys' fees and costs.

       7.6    INSURANCE REQUIREMENTS.

              A. Borrower shall procure and maintain, or cause to be procured and maintained, at all times until the repayment of the Loan and the satisfaction of the Secured Obligations, policies of insurance in form and amounts reasonably satisfactory to Lender, and issued by companies having a Best's rating of at least B+, Class VI and otherwise reasonably satisfactory to Lender, covering (i) such casualties, risks, perils, liabilities and other hazards as may be reasonably required by Lender and (ii) such casualties, risks, perils, liabilities and other hazards which are at the time commonly insured against or required by institutional lenders to be insured against with respect to properties similar to the Projects. All policies shall expressly protect Lender's interest as required by Lender. Without limiting the generality of the foregoing, Borrower shall maintain or cause to be maintained the insurance coverage described in SECTION 7.6(B). If Borrower fails to maintain the insurance coverage required hereunder, Lender may, but shall have no obligation to, obtain such insurance, and Borrower will pay all amounts expended by Lender, together with interest thereon at the Default Interest Rate, within ten (10) days after demand by Lender. In the event of any foreclosure of any Deed of Trust or a deed in lieu or in aid thereof, all interest under the insurance policies required by this SECTION 7.6 and then in force shall pass to the new owner of the applicable Projects.

              B. Without limiting the generality of SECTION 7.6(A), Borrower shall maintain or cause to be maintained the following insurance coverages:

                     (i) property insurance for the full replacement cost of the Projects (excluding the Properties), on an "all risks" basis (including fire, extended coverage, vandalism and malicious mischief), together with a 4% inflationary guard endorsement;

                     (ii) commercial general liability insurance on an "occurrence" basis in the minimum amount of Two Million Dollars ($2,000,000) for personal injury to any one person, Four Million Dollars ($4,000,000) for any one accident and Two Hundred Fifty Thousand Dollars ($250,000) for property damage;

                     (iii) twelve (12) months of business interruption or loss of rents coverage in an amount not less than the Minimum Rent Loss Coverage;

                     (iv) (a) flood insurance in an amount equal to the greater of the full replacement cost of the applicable Projects (excluding the applicable Properties), or the maximum flood insurance available, if either (a) any Property is located in an area now or hereafter designated as having special flood hazards under the Flood Disaster Protection Act of 1973, as amended from time to time, or any other Law, or (b) flood insurance is required by any Law applicable to Borrower, Lender or any Project or by any federal or state regulatory agency having jurisdiction over Lender, and
(b) with respect to the Project located at 1600 K Street, Sacramento, California, flood insurance in an amount not less than Five Hundred Thousand Dollars ($500,000);

                     (v) earthquake insurance if required by any Law applicable to Borrower, Lender or any Project or by any federal or state regulatory agency having jurisdiction over Lender or if otherwise required by this SECTION 7.6; and

                     (vi) with respect to the Project located at 2501-2525 Cherry Avenue, Signal Hill, California (the "EL PROJECT"), for a term of not less than four (4) years, specific remediation and pollution legal liability insurance against environmental conditions (known or unknown) affecting the El Project, whether such conditions arise from the El Project or any portion thereof itself, or from adjacent sites, in form acceptable to Lender and in an amount acceptable to Lender not less than One Million Dollars ($1,000,000) for any one incident and Two Million Dollars ($2,000,000) in the aggregate. With respect to the environmental insurance required by this subparagraph, the failure by Borrower at any time to maintain such insurance as required herein shall constitute an Event of Default under the Loan Documents. Borrower shall take no action, or fail to take an action, that violates any provision of the policy or documents evidencing such environmental insurance or that would diminish in any way Borrower's or Lender's ability to seek and/or obtain reimbursement in connection with any claims thereunder.

              C. All original policies, or certificates thereof, and endorsements and renewals thereof, shall be delivered to and retained by Lender unless Lender agrees otherwise. In case of insurance about to expire, Borrower shall deliver renewal policies to Lender not less than thirty (30) days prior to the expiration thereof. All policies of insurance to be furnished hereunder (i) shall be in form reasonably satisfactory to Lender;
(ii) shall have a deductible of not more than Ten Thousand Dollars ($10,000) with respect to any insurance other than earthquake insurance and, with respect to earthquake insurance, shall have a deductible acceptable to Lender, (iii) shall include a Standard Mortgage Clause/Lender's Loss Payable Endorsement and Chattel Mortgage Clause in favor of, and in form reasonably satisfactory to, Lender, including a provision requiring that the coverage evidenced thereby shall not be terminated or materially modified without thirty (30) days' prior written notice to Lender, and (iv) may be in the form of blanket policies in amount, form and substance satisfactory to Lender. Borrower shall not take out separate insurance concurrent in form or contributing in the event of loss with that required to be maintained hereunder.

              D. Notwithstanding anything to the contrary contained in the Loan Documents, Borrower waives any and all right to claim or recover against Lender, or its directors, officers, employees, agents and representatives, for loss of or damage or injury to the Projects, Borrower, Borrower's property, or the property of others under Borrower's control, from any cause insured against or required to be insured against under this SECTION 7.6 or coverable by insurance.

              E. Borrower shall, at its expense, provide from time to time at the written request of Lender, not more frequently than once per year, satisfactory evidence of the insurable value of the Projects. Such evidence may be in the form of an insurance appraisal or valuation report prepared by an insurance company, appraiser or other consultant approved by Lender.

              F.     Without limiting Borrower's obligations under this
SECTION 7.6 and without limiting Lender's rights and remedies if Borrower fails to comply with the provisions hereof, (i) Lender may at its sole discretion and at any time and from time to time as provided herein conduct a seismic risk review of any or all of the Projects (the "SEISMIC REVIEW"), which, if required by Lender, shall be prepared by an engineer and in a manner acceptable to Lender at Borrower's sole cost and expense, and (ii) if the Seismic Review demonstrates in Lender's sole discretion a Probable Maximum Loss for any Project in excess of thirty percent (30%) of the applicable Project Value or an Average Loss in excess of twenty percent (20%) of the applicable Project Value, Borrower shall either (a) maintain earthquake insurance throughout the remaining term of the Loan in an amount, with a deductible, and otherwise in form and substance acceptable to Lender, or (b) if Borrower provides evidence reasonably satisfactory to Lender that an earthquake retrofit of the applicable Project will reduce the Probable Maximum Loss to thirty percent (30%) of the applicable Project Value or less and the Average Loss to twenty percent (20%) of the applicable Project Value or less, cause the applicable Project to be earthquake retrofitted (which retrofitting shall be subject to Lender's prior written approval) in compliance with all applicable laws, and maintain earthquake insurance in an amount, with a deductible, and otherwise in form and substance acceptable to Lender until a new Seismic Review demonstrates in Lender's sole discretion a Probable Maximum Loss for such Project which does not exceed thirty percent (30%) of the applicable Project Value, and an Average Loss which does not exceed twenty percent (20%) of the applicable Project Value, and (iii) in the event that Borrower fails at any time to maintain such earthquake insurance if required herein, Borrower shall, within ten (10) days after demand by Lender, pay to Lender an amount equal to the greater of (a) five percent (5%) of the Loan Amount, or (b) the amount by which the Probable Maximum Loss for the applicable Project exceeds thirty percent (30%) of the applicable Project Value, or (c) the amount by which the Average Loss for the applicable Project exceeds twenty percent (20%) of the applicable Project Value (the "SEISMIC PRINCIPAL PAYMENT"). Such payment shall be applied first to the outstanding principal balance of the Loan, then to accrued and unpaid interest on the Loan, and then to any other amounts owed to Lender under the Loan Documents, and such payment shall be in addition to all other payments required to be made by Borrower under the terms of the Loan Documents; provided, however that as a result of such payment, the Monthly Installments (as defined in the Note) shall be adjusted effective with the Monthly Installment due immediately following payment of the amount equal to the Seismic Principal Payment. Lender may obtain a Seismic Review in connection with the Loan closing, following any earthquake of a magnitude of 6.0 or higher or following significant physical damage to any Project as determined by Lender in its sole discretion. As used herein, "PROBABLE MAXIMUM LOSS" shall mean the product of (1) the then estimated replacement cost of the Improvements for the applicable Project(s) as determined by Lender in its sole discretion and (2) the "90% Confidence Damage Ratio" calculated in such Seismic Review based upon a 475 year return interval. As used herein, "AVERAGE LOSS" shall mean the product of (1) the estimated replacement cost of the Improvements for the applicable Project(s) as determined by Lender in its sole discretion and (2) the "Average Damage Ratio" calculated in such Seismic Review based upon a 475 year return interval. As used herein, "PROJECT VALUE" shall mean, at any given time, the fair market value of the applicable Project(s) as determined at such time by Lender in its sole discretion.

       7.7    NOTICE OF PROCEEDING.

              Borrower will promptly notify Lender of any action, suit, proceeding or arbitration (including, without limitation, any judicial or nonjudicial foreclosure proceeding, any voluntary or involuntary bankruptcy proceeding or any proceeding for the appointment of a receiver), commenced or threatened against (a) Borrower or any of the Principals where the amount claimed or involved is in excess of Two Hundred Fifty Thousand Dollars ($250,000) as to any single action, suit, proceeding or arbitration or Five Hundred Thousand Dollars ($500,000) in the aggregate, or (b) any Project or any portion thereof or interest therein. Borrower shall deliver to Lender copies of all notices and other information in connection with any action, suit, proceeding or arbitration promptly upon receipt or transmittal thereof.

       7.8    FINANCIAL AND OTHER INFORMATION.

              Borrower shall maintain full and complete books of account and other records reflecting the results of operations of the Projects in accordance with generally accepted accounting principles consistently applied (or such other accounting method approved in writing by Lender). Borrower shall furnish or cause to be furnished to Lender such financial information concerning Borrower and the Projects as Lender may reasonably request from time to time. Lender shall also have access to such books and records and Borrower's corporate books, during regular business hours and upon reasonable advance notice to Borrower and shall have the right to make copies thereof or extracts therefrom and to discuss the affairs, finances and accounts of Borrower with Borrower and its independent public accountants, all as Lender may reasonably request. Without limiting the generality of the foregoing, each year Borrower shall furnish to Lender, without prior request or demand:

              A. Within ninety (90) days after the end of each Loan Year and at such other times within thirty (30) days after request by Lender, Borrower shall provide Lender with annual financial statements (including, without limitation, a balance sheet and a profit and loss statement) for Borrower's previous fiscal year and the current fiscal year-to-date, each of which shall (i) be in form reasonably acceptable to Lender, (ii) contain comparative information for the two (2) previous fiscal years, (iii) be certified as true, correct and complete by Borrower, and (iv) at Lender's election after the occurrence of an Event of Default or Potential Default, be certified by a certified public accountant acceptable to Lender.

              B.     [Intentionally Omitted.]

              C. Within ninety (90) days after the end of each Loan Year and at such other times within thirty (30) days after request by Lender, Borrower shall provide Lender with annual operating statements for the Projects for the previous fiscal year and the current fiscal year-to-date, which shall (i) be in form reasonably acceptable to Lender, (ii) contain comparative information for the two (2) previous fiscal years, (iii) be certified as true, correct and complete by Borrower, and (iv) at Lender's election after the occurrence of an Event of Default or Potential Default, be certified by a certified public accountant acceptable to Lender.

              D. Within ninety (90) days after the end of each Loan Year and at such other times within thirty (30) days after request by Lender, Borrower shall provide Lender with an updated rent roll for each Project, in form satisfactory to Lender and containing such information as is reasonably required by Lender.

              E. Without limiting any of Lender's rights or remedies in the event of any failure by Borrower to comply with the provisions of this
SECTION 7.8, if Borrower fails to deliver to Lender any of the financial statements or other information required herein on or before the date required in this SECTION 7.8 (the "INFORMATION DELIVERY DATE"), then commencing on the Information Delivery Date the Variable Rate Margin (as defined in the Note) or the Fixed Interest Rate (as defined in the Note), as applicable, shall be increased by one-half percent (.50%) until such time as Borrower has delivered, and Lender has approved, all of the financial statements or other information required to be delivered by Borrower pursuant to this SECTION 7.8. In addition to such increase in the Variable Rate Margin or Fixed Interest Rate, the Monthly Installments (as defined in the
Note) shall be adjusted effective with the Monthly Installment due immediately following the Information Delivery Date to reflect such increase. Once Borrower has delivered, and Lender has approved, all of the financial statements and other information required to be delivered by Borrower pursuant to this SECTION 7.8, the Monthly Installments shall be readjusted effective with the Monthly Installment due immediately thereafter.

       7.9    REPRESENTATIONS AND WARRANTIES.

              Until repayment of the Loan and all other amounts owing to Lender under the Loan Documents and the satisfaction of all other Secured Obligations, the representations and warranties set forth in ARTICLE 6 shall remain true and complete in all material respects.

       7.10   FURTHER ASSURANCES.

              Borrower shall execute and deliver from time to time, within ten (10) days after any request by Lender, any and all instruments, agreements and documents and shall take such other action as may be reasonably necessary or desirable in the opinion of Lender to maintain, perfect or insure Lender's security provided for herein and in the other Loan Documents, including, without limitation, the execution of UCC-1 renewal statements, the execution of such amendments to the Deed of Trust and the other Loan Documents and the delivery of such endorsements to the Title Policy, all as Lender shall reasonably require, and shall pay all fees and expenses (including reasonable attorney's fees) related thereto.

       7.11   DISTRIBUTION OF ASSETS.

              So long as any amounts are outstanding under the Loan Documents, Borrower shall not (a) make any distribution of its assets, directly or indirectly, to its partners, shareholders, members or other owners; provided that the foregoing shall not limit the payment of employee salaries and other customary, ordinary and reasonable benefits in the ordinary course of the operation of Borrower's business or payments expressly permitted by the provisions of SECTION 7.12, or (b) sell, transfer or hypothecate, directly or indirectly, any of Borrower's assets if the amount received by Borrower in connection therewith is less than the fair market value of such assets as determined by Lender in its sole, good faith discretion. As used herein, the distribution of assets shall include, without limitation, the repayment of any loans, except for payments expressly permitted by the provisions of SECTION 7.12, made to Borrower or any interest or other charges payable in connection therewith, the return of capital contributions and distributions upon the termination, liquidation or dissolution of Borrower and the payment of fees, including management, leasing, brokerage and other fees to the extent such fees exceed the amounts payable in arms' length transactions with third parties. Borrower shall maintain and preserve its existence and all rights and franchises material to its business.

       7.12   JUNIOR LOAN DOCUMENTS.

              Borrower shall promptly deliver to Lender a copy of any default or other notice delivered to Borrower under the Junior Loan Documents. Borrower shall not amend or modify the Junior Loan Documents without Lender's prior written consent, which may be withheld in Lender's sole discretion except for amendments or modifications extending the maturity date of the Junior Loan without otherwise increasing Borrower's obligations under the Junior Loan Documents, in which event Lender's consent shall not be unreasonably withheld.

              Borrower shall not make any payments under the Junior Loan Documents except as follows: (a) Ten Million Dollars ($10,000,000) of the initial disbursement of the Loan proceeds shall be used by Borrower to repay a portion of the outstanding principal balance of the Junior Loan, (b) interest payments under the Junior Loan Documents shall be paid only to the extent there is Net Cash Flow sufficient to make such payment (and, to the extent of Net Cash Flow, and so long as such payment is otherwise permitted by this SECTION 7.12, such payment may be a partial payment), (c) without limiting any other provision of the Loan Documents, prior to October 1, 2000, principal of the Junior Loan shall be paid only from the net proceeds actually received by Borrower from any sale or refinancing of Borrower's assets (after the payment of all costs in connection with such sale or refinancing including, without limitation, all closing costs, repayment of encumbrances, and any amount due under SECTION 2.8) ("NET ASSET SALE PROCEEDS"), (d) on and after October 1, 2000, principal of the Junior Loan may be paid from Net Asset Sale Proceeds and, in addition, to the extent there is Net Cash Flow sufficient to make such payment (and, to the extent of Net Cash Flow, and so long as such payment is otherwise permitted by this
SECTION 7.12, such payment may be a partial payment) so long as such payment is otherwise permitted by this SECTION 7.12, and (e) notwithstanding anything to the contrary set forth herein, no payments in cash or any other assets or property of Borrower shall be made in connection with the Junior Loan or under the Junior Loan Documents if an Event of Default has occurred under any of the Loan Documents or a monetary Potential Default or material nonmonetary Potential Default has occurred and is continuing under any of the Loan Documents. For the purposes of this SECTION 7.12, the issuance by Borrower in accordance with the terms of the Junior Loan Documents of any additional note(s) to Junior Lenders evidencing amounts due and unpaid (including, without limitation, interest) to Junior Lenders shall not constitute a "payment" to Junior Lenders, so long as no payments of cash or other assets of Borrower are paid or transferred to Junior Lenders in connection therewith. Without limiting the foregoing, if any payment to Junior Lenders is prohibited because a Potential Default has occurred and is continuing, then, if, and only if, such Potential Default is cured within the time period provided in the Loan Documents without becoming an Event of Default, Borrower may then make any payment to Junior Lenders under the Junior Loan Documents which was prohibited during the continuance of the Potential Default, so long as such payment otherwise complies with the provisions of this SECTION 7.12. Further, without limiting any of the terms of this SECTION 7.12, if Lender, in its sole, absolute and arbitrary discretion and without any obligation of any kind whatsoever, allows Borrower to, and Borrower does fully and completely, cure any Event of Default after the occurrence thereof, then Borrower may then make any payment to Junior Lenders under the Junior Loan Documents which was prohibited until such full and complete cure of such Event of Default, so long as such payment otherwise complies with the provisions of this SECTION 7.12; provided that the provisions of this sentence (a) shall not constitute an agreement by Lender to allow Borrower to cure any Event of Default after the occurrence thereof or a waiver of, or otherwise limit, any of the terms and provisions of any of the Loan Documents, including, without limitation, Lender's rights and remedies upon the occurrence of an Event of Default, (b) shall not entitle Borrower to cure any Event of Default after the occurrence thereof, and (c) shall be applicable only to the first three (3) Events of Default which may occur under the Loan Documents at any time during the term of the Loan, including any extension thereof (and after three (3) Events of Default have occurred under the Loan Documents, Borrower shall thereafter be prohibited under this SECTION 7.12 from making any payment in connection with the Junior Loan or under the Junior Loan Documents if any other Event of Default occurs under the Loan Documents).

              Notwithstanding anything to the contrary contained herein, Borrower shall not make any payment to Junior Lenders as permitted herein until Lender shall first have received evidence satisfactory to Lender that sufficient Net Cash Flow was generated for the three (3) consecutive month period ending one month prior to the applicable due date of such payment. For example, prior to Borrower making a payment which is due on May 1, 1999, Lender shall first have received evidence satisfactory to Lender that sufficent Net Cash Flow to make such payment was generated for the months of January, February and March, 1999.

              The Junior Loan Documents shall not create, and Junior Lender shall not hold as security for the Junior Loan, a Lien, charge or encumbrance on the Projects, any of the collateral securing the Loan or any of Borrower's other assets. Without limiting any of the provisions of this SECTION 7.12, Lender acknowledges that Junior Lenders are under no obligation to extend the stated maturity date under the Junior Loan Documents or refrain from making demand for payment upon the maturity thereof, from exercising any of their rights or remedies with respect thereto or from receiving payment thereunder; provided that any payment by Borrower upon the maturity thereof shall, as between Borrower and Lender and for all purposes under the Loan Documents, be subject to the terms and provisions of this SECTION 7.12. Notwithstanding the foregoing, Borrower expressly acknowledges and agrees that any failure of Junior Lenders to extend the stated maturity date under the Junior Loan Documents for any reason or no reason shall not limit or affect any of the provisions of the Loan Documents, including, without limitation, this SECTION 7.12, SECTION 8.1 of this Agreement, or Section 3.1 of the Note.

              Not less frequently than once every six (6) months during the term of the Loan, and more frequently upon Lender's written request, Borrower shall deliver to Lender a statement setting forth Borrower's Net Cash Flow, and all payments made by borrower to Junior Lender, for the term of the Loan (or if Borrower has delivered a statement to Lender under this paragraph, since the most recent statement delivered by Borrower), which statement shall be certified as true, correct and complete by Borrower.

       7.13   ASBESTOS OPERATIONS AND MAINTENANCE.

              Without limiting the generality of the provisions of SECTION 7.5, Borrower acknowledges that the Projects identified on EXHIBIT D attached hereto (the "ACM PROJECTS") contain asbestos-containing materials ("ACM"), as disclosed by asbestos surveys or reports delivered to Lender (individually and collectively, the "SURVEY"). Borrower agrees, at Borrower's sole cost and expense, to follow all recommendations in the Survey, as the same may be amended by subsequent annual surveys, regarding safety conditions for and maintenance of the ACM, and, on or before the earlier of the date required by applicable Laws or the date which is thirty (30) days after the Closing Date, to institute an operations and maintenance plan for each of the ACM Projects in form acceptable to Lender and in compliance with all Laws (the "O&M PLAN"). Borrower shall at all times comply, and cause its employees, tenants, contractors, agents and invitees to comply, with the O&M Plan for each of the ACM Projects. While any portion of the Loan or any of the Secured Obligations are outstanding, Borrower agrees to conduct, at Borrower's sole cost and expense, an asbestos survey of the ACM Projects each year. Each annual survey shall be conducted by a consultant acceptable to Lender and shall determine the condition of the applicable ACM and whether the applicable O&M Plan should be revised or any other measures taken to ensure the continued safe condition of the ACM. Within thirty (30) days after the end of each Loan

Year, Borrower shall deliver to Lender a copy of the annual survey for each of the ACM Projects and shall certify to Lender in writing that Borrower has complied with all of the recommendations of the consultant contained in the Survey.

       7.14   LEAD BASED PAINT.

              Without limiting the generality of the provisions of SECTION 7.5, on or before the date which is six (6) months after the Closing Date, Borrower shall, at Borrower's sole cost and expense (a) perform and deliver to Lender a survey for lead-based paint at the Project located at 685 Manzanita Court, Chico, California (the "LBP PROJECT"), which survey shall be in form and substance acceptable to Lender and shall be performed by a consultant acceptable to Lender (the "LBP SURVEY"), and (b) follow all recommendations regarding lead-based paint set forth in the Phase I Environmental Site Assessment dated December 7, 1998 prepared by ADR Environmental Group, Inc. with respect to the LBP Project. In the event the LBP Survey discloses any lead-based paint at the LBP Project, Borrower shall at all times comply, and cause its employees, tenants, contractors, agents and invitees to comply, with all Laws relating to the presence of lead-based paint, including, without limitation, all Laws affecting the maintenance and/or removal of such lead-based paint.

       7.15   HOTEL RENOVATIONS.

              On or before June 30, 1999, Borrower shall have (a) delivered to Lender evidence satisfactory to Lender that (i) all renovations of the Holiday Inn Hotels located on the Projects in Walnut Creek (2730 N. Main), Sacramento (5321 Date Avenue), and Chico, California (685 Manzanita Court) have been completed in accordance with the terms and conditions of Borrower's license agreement with Holiday Hospitality Franchising, Inc. and in compliance with all Laws and the provisions of the Loan Documents, and (ii) all costs in connection with such renovations have been paid in full, and (b) used reasonable efforts to obtain Holiday Inn's consent to Borrower's execution and delivery of the Assignment of Franchise Agreement for each of such Projects (and, upon such consent, Borrower shall concurrently therewith duly execute and deliver to Lender an Assignment of Franchise Agreement in substantially the form attached hereto as EXHIBIT E with respect to each such Project) and Holiday Inn's delivery of a comfort letter in form satisfactory to Lender with respect to each of such Projects.

       7.16   INDEBTEDNESS.

              Borrower shall not, directly or indirectly, create, incur, assume, guaranty or otherwise become or remain directly or indirectly liable with respect to any Indebtedness except (a) the Junior Loan, and (b) Permitted Mortgage Financing and Permitted Recourse Financing. Before incurring any Permitted Recourse Financing, Borrower shall first use reasonable, good faith efforts to borrow such funds as Permitted Mortgage Financing.

       7.17   EXISTING PROJECT FINANCING.

              Borrower shall not take or omit to take any action with respect to any of the Existing Project Financing which would allow any such Existing Project Financing to be recourse to the credit of Borrower. Borrower shall promptly deliver to Lender a copy of any default or other notice delivered to Borrower in connection with any of the Existing Project Financing. Borrower shall not amend any of the nonrecourse provisions of the Existing Project Financing without Landlord's prior written consent.

                                   ARTICLE 8

                          EVENTS OF DEFAULT; REMEDIES

       8.1    EVENTS OF DEFAULT.

              The occurrence of any of the following events shall constitute an Event of Default under this Agreement and the other Loan Documents:

              A. FAILURE TO MAKE PAYMENTS WHEN DUE. Borrower's failure to pay any principal, interest or other monies due under this Agreement or any of the other Loan Documents within ten (10) days after such amount is due.

              B. BREACH OF CERTAIN COVENANTS. Borrower's failure to perform or comply with any term, obligation or condition contained in this Agreement or any of the other Loan Documents, other than those terms, obligations and conditions otherwise referred to in this SECTION 8.1 and other than Borrower's obligations under SECTION 1.10(A) of the Deed of Trust, within thirty (30) days after the delivery of written notice from Lender of such failure; provided that if such default is not reasonably capable of being cured within such thirty (30) day period, such failure shall not constitute an Event of Default so long as Borrower commences the cure of such default within such thirty (30) day period and diligently prosecutes such cure to completion within one hundred eighty (180) days after such written notice from Lender.

              C. BREACH OF WARRANTY. Any representation, warranty, certification or other statement made by Borrower or any of the Principals herein or in any other Loan Document or in any statement or certificate at any time given by Borrower or any of the Principals to Lender in writing in connection with the Loan shall be materially false or misleading.

              D.     INVOLUNTARY BANKRUPTCY; APPOINTMENT OF RECEIVER, ETC.

                     (i) A court having proper jurisdiction shall enter a decree or order for relief with respect to Borrower or any of the Principals in an involuntary case under the Bankruptcy Code or any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, which decree or order is not stayed within seven (7) days after entry and dismissed within ninety (90) days after the entry of such order; or any other similar relief shall be granted under any applicable federal or state law; or

                     (ii) An involuntary case is commenced against Borrower or any of the Principals, under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect; or a decree or order of a court for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over Borrower or any of the Principals or over all or a substantial part of their respective property, shall be entered; or the involuntary appointment of an interim receiver, trustee or other custodian of Borrower or any of the Principals, for all or a substantial part of their respective property; or the issuance of a warrant of attachment, execution or similar process against any substantial part of the respective property of Borrower or any of the Principals, and the continuance of any such event in this clause (ii) for ninety (90) days unless dismissed or discharged.

              E.     VOLUNTARY BANKRUPTCY; APPOINTMENT OF RECEIVER, ETC.

                     (i) Borrower or any of the Principals shall have an order for relief entered with respect to them or commence a voluntary case under the Bankruptcy Code or any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case, or to the conversion of an involuntary case to a voluntary case, under any such law, or shall consent to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of their respective property; the making by Borrower or any of the Principals of any assignment for the benefit of creditors; or

                     (ii) The inability or failure of Borrower or any of the Principals, or the admission by Borrower or any of the Principals in writing of its inability, to pay their respective debts as such debts become due.

              F. LIEN PRIORITY. Lender fails to have a legal, valid, binding and enforceable first priority Lien on any Project or any Personal Property.

              G.     UNAPPROVED TRANSFERS.  Any transfer (as defined in
SECTION 1.10 of the Deed of Trust or SECTION 2.7 of this Agreement) of any Project or any interest in Borrower occurs without Lender's prior written consent in accordance with SECTION 1.10 of the Deed of Trust.

              H. FAILURE TO MAINTAIN INSURANCE. Borrower fails to maintain or cause to be maintained the insurance coverage required by SECTION 7.6.

              I.     OTHER LIENS.  Without limiting the provisions of SECTION
7.1 of this Agreement or SECTION 1.10 of the Deed of Trust, Borrower defaults under any Lien (other than the Liens created by the Loan Documents) or foreclosure or other proceedings are commenced to enforce any Lien (other than the Liens created by the Loan Documents).

              J. OTHER LOAN DOCUMENTS. The occurrence of an Event of Default under any of the other Loan Documents (as "Event of Default" is defined therein).

              K. GROUND LEASE. The occurrence of any default under the Ground Lease or the ground lease for any Ground Leased Project or any event which, with the giving of notice or the passage of time, or both, would constitute a default under the Ground Lease or the ground lease for any Ground Leased Project.

              L. HOTEL RENOVATIONS. Borrower fails to comply with the provisions of SECTION 7.15 on or before the date set forth therein.

              M. JUNIOR LOAN DOCUMENTS. The occurrence of any of the following: (i) a monetary default or material nonmonetary default by Borrower under any of the Junior Loan Documents, or (ii) a nonmonetary default by Borrower under any of the Junior Loan Documents which is not material and the expiration of any cure period expressly set forth in the Junior Loan Documents, (iii) the acceleration of the maturity date under the Loan Documents, or (iii) the stated maturity date of the Junior Loan Documents if, without limiting any of the provisions of SECTION 7.12, the amounts due and owing under the Junior Loan Documents are not repaid in full on or before such stated maturity date.

              M. MINIMUM OUTSTANDING BALANCE. The outstanding principal balance of the Loan is at any time (other than the repayment in full of the Loan and all amounts due under all of the Loan Documents) less than the Minimum Outstanding Balance.

       8.2    GENERAL REMEDIES.

              Notwithstanding anything to the contrary contained herein or in any of the other Loan Documents, upon the occurrence of any Event of Default
(i) automatically without notice to Borrower as to SECTIONS 8.1(D), (E) AND
(J), and otherwise at the option of Lender upon written notice to Borrower as to any other Event of Default, the unpaid principal amount of the Loan, all accrued and unpaid interest and all other Secured Obligations shall become immediately due and payable, without presentment, demand, protest, further notice or other requirements of any kind, all of which are hereby expressly waived by Borrower, (ii) Lender shall have the rights and remedies of a secured party under the California Commercial Code, and under any other applicable law, (iii) Lender may pursue all of its rights and remedies hereunder, under the other Loan Documents, at law, in equity or otherwise, including without limitation, obtaining the appointment of a receiver, (iv) Lender may pursue any remedies available to it pursuant to California Code of Civil Procedure Section 726.5, (v) all outstanding indebtedness and all other amounts owing to Lender under the Loan Documents shall bear interest at the Default Interest Rate, and (vi) Lender shall have no further obligation to disburse Loan proceeds to Borrower.

       8.3    SPECIFIC PERFORMANCE.

              Upon the occurrence of an Event of Default, Lender may commence and maintain an action in any court of competent jurisdiction for specific performance of any of the covenants and agreements contained herein or in any of the other Loan Documents, may obtain the aid and direction of the court in the performance of any of the covenants and agreements contained herein or therein, and may obtain orders or decrees directing the same and, in the case of any sale under the Deed of Trust, directing, confirming or approving Lender's or the trustee's actions.

       8.4    REMEDIES AS TO PROJECT DOCUMENTS.

              Upon the occurrence of an Event of Default, Lender shall have the right (and Borrower hereby irrevocably constitutes and appoints Lender as its attorney-in-fact, which power is coupled with an interest, to do so) to
(a) demand, receive and enforce Borrower's rights with respect to the Project Documents, (b) give appropriate receipts, releases and satisfactions for and on behalf of Borrower with respect to any of the Project Documents, (c) do any and all acts in the name of Borrower or in the name of Lender with the same force and effect as Borrower could do if the assignment in ARTICLE 4 had not been made, and (d) perform and discharge each and every obligation, covenant, condition and agreement of Borrower under the Project Documents.


                                   ARTICLE 9

                            MISCELLANEOUS PROVISIONS

       9.1    NONFOREIGN STATUS.

              Section 1445 of the Internal Revenue Code of 1985, as amended (the "INTERNAL REVENUE CODE") and Sections 18662, 18668 and 18669 of the California Revenue and Taxation Code (the "CALIFORNIA TAX CODE") provide that a transferee of a U.S. real property interest, or California property interest, as the case may be, must withhold tax under the circumstances described therein. To inform Lender that the withholding of tax will not be required in the event of the disposition of any Project pursuant to the terms of the Deed of Trust, Borrower hereby certifies, under penalty of perjury, that: (a) Borrower is not a foreign corporation, foreign partnership, foreign trust or foreign estate, as those terms are defined in the Internal Revenue Code and/or California Tax Code and the regulations promulgated thereunder; and (b) Borrower's U.S. employer identification number is the Tax Identification Number; (c) Borrower's principal place of business is at the address set forth in SECTION 9.10, and (d) Borrower is qualified to do business in the State of California. Lender may disclose the contents of this SECTION 9.1 to the Internal Revenue Service or any other Governmental Agency and Borrower acknowledges that any false statement contained herein could be punished by fine, imprisonment or both. Borrower covenants and agrees to execute further certificates, which shall be signed under penalty of perjury, as Lender shall reasonably require in connection with the certifications set forth herein. The covenant set forth herein shall survive the foreclosure of the lien of the Deed of Trust or acceptance of a deed in lieu or in aid thereof.

       9.2    ASSIGNMENTS AND PARTICIPATIONS IN LOAN AND NOTE.

              Lender may assign its rights and delegate its obligations under this Agreement or any of the other Loan Documents and further may assign, or sell participations in, all or any part of the Loan, the Loan Documents, or any other interest herein or in the Note to any Person, all without notice to or the consent of Borrower. To the extent of any such assignment, Lender shall be relieved of its obligations with respect to the Loan and the assignee shall have the same rights, benefits and obligations as it would if it were Lender hereunder and a holder of the Note. Lender may furnish any information (including, without limitation, financial information) concerning the Project, Borrower, Principals and any of their assets to third parties from time to time for legitimate business purposes.

       9.3    EXPENSES.

              Borrower agrees to pay, within ten (10) days after demand by Lender, all reasonable costs and expenses (including, without limitation, reasonable attorneys' fees and costs, fees of any consultants, and fees for any environmental audits, appraisal, inspections or other review required by Lender) incurred by Lender in connection with the Loan, the enforcement of any of the Secured Obligations, the enforcement of any of Lender's rights and remedies under the Loan Documents, the collection of any payments owing to Lender hereunder or under any of the other Loan Documents, whether or not such enforcement and collection includes the filing of a lawsuit, or the retaking, holding, preparing for sale or selling any or all of the Projects or any portion thereof or any interest therein. Such costs and expenses shall include, without limitation, Lender's reasonable attorneys' fees and costs, including without limitation attorneys' fees and costs incurred by Lender in connection with any insolvency, bankruptcy, reorganization, arrangement or other similar proceedings involving Borrower or any of the Principals which in any way affect the exercise by Lender of its rights and remedies hereunder, under any of the other Loan Documents, at law or in equity.

       9.4    [Intentionally Omitted.]

       9.5    INDEMNITY.

              Borrower hereby indemnifies and agrees to defend and hold harmless the Indemnitees from and against any and all expenses, loss, claims, damage or liability, including, without limitation, architects', engineers' and attorneys' fees and costs by reason of: (a) the construction of any improvements on the Projects, (b) any capital improvements, other work or things done in, on or about the Projects or any part thereof, (c) any use, nonuse, misuse, possession, occupation, alteration, operation, maintenance or management of the Projects or any part thereof or any street, drive, sidewalk, curb passageway or space comprising a part thereof or adjacent thereto, (d) any negligence or willful act or omission on the part of Borrower or its agents, contractors, servants, employees, licensees or invitees, (e) any accident, injury (including death) or damage to any person or property occurring in, on or about the Projects or any part thereof, (f) any Lien or claim which may be alleged to have arisen on or against the Projects or any part thereof or any liability asserted against Lender with respect thereto, (g) any tax (excluding Lender's income taxes) attributable to the execution, delivery, filing or recording of the Deed of Trust, the Note or the other Loan Documents, (h) any contest due to Borrower's actions or failure to act, (i) any default under the Note or the other Loan Documents, or (j) any claim by or liability to any contractor or subcontractor performing work or any party supplying materials in connection with the Projects.

       9.6    WAIVER OF OFFSET.

              All sums payable by Borrower pursuant to any of the Loan Documents shall be paid without notice, demand, counterclaim, setoff, deduction or defense and without abatement, suspension, deferment, diminution or reduction, and the obligations and liabilities of Borrower under the Loan Documents shall in no way be released, discharged or otherwise affected (except as expressly provided in the Loan Documents) by reason of: a) any damage to or destruction of the Projects or any part thereof or any Condemnation Event (as defined in the Deed of Trust) affecting the Projects or any part thereof; any restriction or prevention of or interference by any third party with any use of the Projects or any part thereof; any title defect or encumbrance or any eviction from the Projects or any part thereof by title paramount or otherwise; any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation or other like proceeding relating to Lender, or any action taken with respect to any of the Loan Documents by any trustee or receiver of Lender, or by any court, in any such proceeding; any claim which Borrower has or might have against Lender; any default or failure on the part of Lender to perform or comply with any of the terms hereof or of any other agreement with Borrower; or any other occurrence whatsoever, whether similar or dissimilar to the foregoing; whether or not Borrower shall have notice or knowledge of any of the foregoing. Except as expressly provided herein, Borrower waives all rights now or hereafter conferred by statute or otherwise to any abatement, suspension, deferment, diminution or reduction of any of the Secured Obligations.

       9.7    AMENDMENTS AND WAIVERS.

              This Agreement and the other Loan Documents may only be modified in writing signed by all of the parties hereto or thereto or their respective successors and assigns. No waiver of any provision of this Agreement or of any of the other Loan Documents, or consent to any departure by Borrower therefrom, shall in any event be effective without the written agreement of Lender. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given.
Except as expressly required by the terms of the Loan Documents, no notice to or demand on Borrower in any case shall entitle Borrower to any other or further notice or demand in similar or other circumstances.

       9.8    WAIVER OF JURY TRIAL.

              BORROWER AND LENDER EACH HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT TO ANY TORT OR CONTRACT LITIGATION BASED HEREON OR ON ANY OF THE OTHER LOAN DOCUMENTS, OR ARISING OUT OF, UNDER OR IN CONJUNCTION WITH THE NOTE, ANY OTHER LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF EITHER PARTY IN CONNECTION THEREWITH.

       9.9    SUBMISSION OF LOAN DOCUMENTS.

              The submission of this Agreement, any of the other Loan Documents or the Environmental Indemnity to Borrower or its agents or attorneys for review or signature does not constitute a commitment by Lender to make the Loan to Borrower, and the Loan Documents and the Environmental Indemnity shall have no binding force or effect unless and until they are executed and delivered by Borrower and Lender and all of the conditions set forth in SECTION 3.1 have been satisfied.

       9.10   NOTICES.

              Any notice, or other document or demand required or permitted under this Agreement or any of the other Loan Documents shall be in writing addressed to the appropriate address set forth below and shall be deemed delivered upon the earliest of (a) actual receipt, (b) the next Business Day after the date when sent by recognized overnight courier, or (c) the second Business Day after the date when sent by registered or certified mail, postage prepaid. Any party may, from time to time, change the address at which such written notice or other documents or demands are to be sent, by giving the other party written notice of such change in the manner hereinabove provided.

              To Borrower:         The Peregrine Real Estate Trust
                                   1300 Ethan Way
                                   Suite 200
                                   Sacramento, California 95825
                                   Attention: Larry Knorr

              With a copy to:      WinShip Properties
                                   225 Bush Street
                                   Suite 790
                                   San Francisco, California 94104
                                   Attention: Roger Snell

              To Lender:           Fremont Investment & Loan
                                   175 N. Riverview Drive
                                   Anaheim, California  92808
                                   Attention:  Commercial Real Estate
                                   Loan No. 950113436

       9.11   SURVIVAL OF WARRANTIES AND CERTAIN AGREEMENTS.

              All agreements, indemnities, representations and warranties made herein and in the other Loan Documents shall survive the execution and delivery of this Agreement, the making of the Loan hereunder and the execution and delivery of the Note. All representations and warranties made in this Agreement or in any of the other Loan Documents shall further survive any and all investigations and inquiries made by Lender, shall remain true, correct and complete in all material respects and shall remain continuing obligations so long as any portion of the Secured Obligations remains outstanding or unsatisfied. Notwithstanding anything in this Agreement or the other Loan Documents or implied by law to the contrary, any indemnities made by Borrower in the Loan Documents shall survive the payment of the Loan, the satisfaction of the Secured Obligations, and/or the termination of this Agreement or the other Loan Documents.

       9.12   FAILURE OR INDULGENCE NOT WAIVER; REMEDIES CUMULATIVE.

              No failure or delay on the part of Lender or any holder of the Note or portion thereof in the exercise of any power, right or privilege hereunder or under the Note shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. All rights and remedies existing under this Agreement and the other Loan Documents are separate, distinct and cumulative to, and not exclusive of, any rights or remedies otherwise available at law or in equity. No act of Lender under any of the Loan Documents shall be construed as an election to proceed under any one provision to the exclusion of any other provision, notwithstanding anything in the Loan Documents to the contrary. Borrower expressly waives all right to the benefit of any statute of limitations and any moratorium, reinstatement, marshaling, forbearance, extension, redemption, or appraisement now or hereafter provided by federal or state law, as a defense to any demand against Borrower to the fullest extent permitted by law.

       9.13   SURVIVAL OF OBLIGATIONS UPON TERMINATION OF AGREEMENT.

              No termination or cancellation (regardless of cause or procedure) of this Agreement or any of the other Loan Documents shall in any way affect or impair the powers, obligations, duties, rights, and liabilities of Borrower or Lender relating to (a) any transaction or event occurring prior to such termination or cancellation, or (b) any of the undertakings, agreements, covenants, indemnities, warranties and representations of Borrower or Lender contained in this Agreement or any of the other Loan Documents.

       9.14   DISBURSEMENTS IN EXCESS OF LOAN AMOUNT.

              In the event the total disbursements by Lender exceed the amount of the Loan set forth herein, the total of all disbursements shall, to the extent permitted by the laws of the State of California, constitute part of the Secured Obligations and be secured by the Deed of Trust and other Loan Documents. All other sums expended by Lender pursuant to this Agreement or any of the other Loan Documents shall be deemed to have been paid to Borrower and shall be secured by the Loan Documents.

       9.15   SEVERABILITY.

              If any term of this Agreement or any of the other Loan Documents or the application thereof to any person or circumstances, shall, to any extent, be invalid or unenforceable, the remainder of this Agreement or other Loan Document or the application of such term to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each term of this Agreement or other Loan Document shall be valid and enforceable to the fullest extent.

       9.16   RULES OF CONSTRUCTION.

              Where the identity of the parties to this Agreement or any of the other Loan Documents or the circumstances make it appropriate, the masculine gender includes the feminine and/or neuter, and the singular number includes the plural. Article and Section headings in this Agreement and the other Loan Documents are included for convenience of reference only and shall not constitute a part of this Agreement or such other Loan Documents for any other purpose or be given any substantive effect. The recitals to this Agreement and to each of the other Loan Documents are incorporated herein and therein and made a part hereof and thereof.

       9.17   APPLICABLE LAW.

              This Agreement and the other Loan Documents shall be governed by, and construed and enforced in accordance with, the laws of the State of California.

       9.18   SUCCESSORS AND ASSIGNS.

              This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. Except as expressly provided in the Deed of Trust, Borrower's rights and obligations or any interest hereunder or under any of the other Loan Documents may not be assigned, including, without limitation, assigned for security purposes, without the prior written consent of Lender, which may be withheld in Lender's sole discretion, and any purported assignment shall be null and void AB INITIO. As used herein, and in the other Loan Documents, "Lender" (or similar references to the lender) shall include all holders of the Note, including, without limitation, pledgees of the Note, whether or not named herein or therein. In exercising any rights hereunder or under any of the other Loan Documents or taking any actions provided for herein or therein, Lender may act through its employees, agents or independent contractors authorized by Lender.

       9.19   DISCLOSURE OF INFORMATION.

              Borrower hereby acknowledges and agrees that upon the request of any partner, member or shareholder of Borrower, excluding the Public Shareholders, as applicable, Lender may disclose to such party any information (including, without limitation, financial information) relating to the Loan and Borrower's performance of its obligations under the Loan Documents. Borrower hereby indemnifies and agrees to defend and hold harmless the Indemnitees from and against any and all expenses, loss, claims, damage or liability, including, without limitation, attorneys' fees and costs, arising by reason of (a) any disclosure of information by Lender under this SECTION 9.19, or (b) any failure by Lender to disclose any information to any of the Public Shareholders.

       9.20   COUNTERPARTS.

              This Agreement and the other Loan Documents may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which counterparts taken together shall constitute but one and the same instrument. Signature and, if applicable, acknowledgment pages may be detached from the counterparts and attached to a single copy of the applicable document to physically form one document, which may be recorded if applicable.

       9.21   ENTIRE AGREEMENT.

              The Loan Documents and the Commitment Letter set forth the entire understanding between Borrower and Lender relative to the Loan and the same supersede all prior agreements and understandings relating to the subject matter hereof or thereof.

       9.22   INCONSISTENCIES.

              In the event it is impossible to simultaneously comply with the terms of this Agreement and any of the terms of any other Loan Document, the terms of this Agreement shall control over any inconsistent term of any other Loan Document.

       9.23   TIME IS OF THE ESSENCE.

              Time is strictly of the essence of this Agreement and the other Loan Documents.

       9.24   NO THIRD PARTY BENEFICIARIES.

              This Agreement and the other Loan Documents are made and entered into for the sole protection and benefit of the parties hereto, and, except as provided in SECTION 9.18, no other person or entity (including, without limitation, Junior Lenders) shall be a direct or indirect beneficiary of, or shall have any direct or indirect cause of action or claim in connection with, this Agreement or any of the other Loan Documents.

       9.25   SHAREHOLDERS.

              Notwithstanding anything to the contrary contained in this Agreement or any of the other Loan Documents, in no event shall the Shareholders (as defined in Borrower's Formation Documents) be personally or individually liable for any debt, claim, obligation or damages under, or for any money that may become due or payable in any way under, this Agreement or any of the other Loan Documents. The provisions of this SECTION 9.25 shall be applicable to each of the Loan Documents (whether or not explicitly stated therein) and is hereby incorporated into each of the Loan Documents by this reference.

              IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by Borrower and Lender as of the date first above written.

                                       BORROWER:

                                       THE PEREGRINE REAL ESTATE TRUST,
                                       an unincorporated California real estate investment trust, dba WinShip Properties


                                       By:
                                          -------------------------------------
                                            Its:
                                                -------------------------------


                                       LENDER:

                                       FREMONT INVESTMENT & LOAN,
                                       a California industrial loan association


                                       By:
                                          -------------------------------------
                                            Its:
                                                -------------------------------

STATE OF CALIFORNIA         )
                            )  SS.
COUNTY OF ________________  )


              On ______________, before me, ________________, a Notary
Public, personally appeared ______________________, and ______________________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her authorized capacity, and that by his/her signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

              WITNESS my hand and official seal.


                                   ______________________________
                                             Notary Public

                                   EXHIBIT A

                            DESCRIPTION OF PROPERTY


                   [SEE EXHIBITS A-1 THROUGH A-14 ATTACHED.]

                                  EXHIBIT A-1

                       DESCRIPTION OF SACRAMENTO PROPERTY
                              (3900 LENNANE DRIVE)

                                  EXHIBIT A-2

                      DESCRIPTION OF SIGNAL HILL PROPERTY
                           (2501-2525 CHERRY AVENUE)

                                  EXHIBIT A-3

                       DESCRIPTION OF SACRAMENTO PROPERTY
                               (1600 "K" STREET)

                                  EXHIBIT A-4

                     DESCRIPTION OF RANCHO CORDOVA PROPERTY
         (2893 SUNRISE BOULEVARD, 11492 AND 11500 SUNRISE GOLD CIRCLE)

                                  EXHIBIT A-5

                     DESCRIPTION OF RANCHO CORDOVA PROPERTY
                           (11135 TRADE CENTER DRIVE)

                                  EXHIBIT A-6

                     DESCRIPTION OF RANCHO CORDOVA PROPERTY
                           (11167 TRADE CENTER DRIVE)

                                  EXHIBIT A-7

                    DESCRIPTION OF EL DORADO HILLS PROPERTY
                         (5200 GOLDEN FOOTHILL PARKWAY)

                                  EXHIBIT A-8

                     DESCRIPTION OF CITRUS HEIGHTS PROPERTY
                            (6307 SUNRISE BOULEVARD)

                                  EXHIBIT A-9

                       DESCRIPTION OF SACRAMENTO PROPERTY
                               (2318 16TH STREET)

                                  EXHIBIT A-10

                       DESCRIPTION OF SANTA ROSA PROPERTY
                             (1435 SEBASTOPOL ROAD)

                                  EXHIBIT A-11

                         DESCRIPTION OF CHICO PROPERTY
                             (685 MANZANITA COURT)

                                  EXHIBIT A-12

                       DESCRIPTION OF SACRAMENTO PROPERTY
                               (5321 DATE AVENUE)

                                  EXHIBIT A-13

                      DESCRIPTION OF WALNUT CREEK PROPERTY
                            (2730 NORTH MAIN STREET)

                                  EXHIBIT A-14

                        DESCRIPTION OF CONCORD PROPERTY
                             (1050 BURNETT AVENUE)

                                    EXHIBIT B

                        DESCRIPTION OF PERSONAL PROPERTY


                    [SEE EXHIBITS B-1 THROUGH B-3 ATTACHED]

                                  EXHIBIT B-1

DESCRIPTION OF PERSONAL PROPERTY FOR ALL PROJECTS OTHER THAN PROJECTS OPERATED
                AS HOTELS AND MOTELS AND GROUND LEASED PROJECTS

       All of Borrower's right, title and interest, now or hereafter acquired, in and to the following:

       (a) All personal property, including, without limitation, all goods, supplies, equipment, furniture, furnishings, fixtures, machinery, inventory and construction materials which Borrower now or hereafter owns or in which Borrower now or hereafter acquires an interest or right, including, without limitation, those which are now or hereafter located on or affixed to the Project or used or useful in the operation, use or occupancy thereof or the construction of any improvements thereon, including, without limitation, any interest of Borrower in and to personal property which is leased or subject to any superior security interest, or which is being manufactured or assembled for later installation into the improvements now or hereafter located at the Project, wherever located, and all books, records, leases and other documents, of whatever kind or character, relating to the Project;

       (b) All fees, income, rents, issues, profits, earnings, receipts, royalties and revenues which, after the date hereof and while any portion of the Secured Obligations remains unpaid, may accrue from such goods, fixtures, furnishings, equipment and building materials or any part thereof or from the Project or any part thereof, or which may be received or receivable by Borrower from any hiring, using, letting, leasing, subhiring, subletting, or subleasing therefor;

       (c) All of Borrower's present and future rights to receive payments of money, services or property including, without limitation, rights to all deposits from tenants of the Project, deposits from prospective purchasers of the Project, capital contributions from the constituent partners of Borrower (if Borrower is a partnership), amounts payable on account of the sale of partnership interests or stock of Borrower, accounts, accounts receivable, deposit accounts, chattel paper, notes, drafts, contract rights, instruments, general intangibles and principal, interest and payments due on account of goods sold, services rendered, loans made or credit extended, together with title or interest in all documents evidencing or securing the same.

       (d) All other intangible property and rights relating to the Project or the operation thereof, or used in connection therewith, including but not limited to all governmental permits relating to construction or other activities on the Project, all names under or by which the Project may at any time be operated or known, all rights to carry on business under any such names, or any variant thereof, all trade names and trademarks relating in any way to the Project, goodwill in any way relating to the Project, and all permits, licenses, franchises, approvals, variances and land use entitlements relating in any way to, or to the occupancy, operation, ownership and use of, the Project;

       (e) All judgments, claims, settlements of claims and causes of action under any legal proceeding relating to the Project or the ownership, use, occupancy or operation thereof;

       (f)    All proceeds from sale or disposition of the Personal Property;

       (g) Borrower's rights under all insurance policies covering the Project or any of the Personal Property (whether or not Borrower is required to maintain such insurance under the terms of the Loan Documents), and all proceeds, loss payments and premium refunds payable regarding the same;

       (h) All reserves, deferred payments, deposits, refunds, cost savings and payments of any kind relating to the construction of any improvements on the Project;

       (i)    All water stock relating to the Project;

       (j) All causes of action, claims, compensation and recoveries for any damage to or condemnation or taking of the Project or the Personal Property, or for any conveyance in lieu thereof, whether direct or consequential, or for any damage or injury to the Project or the Personal Property, or for any loss or diminution in value of the Project or the Personal Property;

       (k) All architectural, structural, mechanical and engineering plans and specifications prepared for construction of improvements or extraction of minerals or gravel from the Project and all studies, data and drawings related thereto, and all Project Documents and all contracts and agreements of Borrower relating to such plans and specifications or such studies, data and drawings or to the construction of improvements on or extraction of minerals or gravel from the Project;

       (l) All of Borrower's present and future rights in and to all refunds, rebates, reimbursements, reserves, deferred payments, deposits, cost savings, governmental subsidy payments, governmentally-registered credits (such as emissions reduction credits), other credits, waivers and payments, whether in cash or kind, due from or payable by any Governmental Agency or any insurance or utility company relating to any or all of the Project, any improvements thereon or any of the collateral described herein or arising out of satisfaction of any condition imposed upon or the obtaining of any approvals for the development of the Project or the improvements thereon;

       (m) All of Borrower's present and future rights in and to all refunds, rebates, reimbursements, credits and payments of any kind due from or payable by any Governmental Agency or other entity for any taxes, special taxes, assessments, or similar governmental or quasi-governmental charges or levies imposed upon Borrower with respect to the Project, any improvements thereon or any of the collateral described herein or arising out of the satisfaction of any condition imposed upon or the obtaining of any approvals for the development of the Project or the improvements thereon;

       (n)    All Borrower's rights in proceeds of the Loan;

       (o) All Borrower's rights to receive the proceeds of any "take-out" or permanent financing or commitment to provide such financing; and

       (p) All proceeds and products of any of the foregoing (and proceeds and products of proceeds and products).

       All terms used herein which are defined in the California Commercial Code shall have the same meanings when used herein, unless the context requires otherwise.

                                  EXHIBIT B-2

       DESCRIPTION OF PERSONAL PROPERTY FOR PROJECTS AS HOTELS OR MOTELS

       All of Borrower's right, title and interest, now or hereafter acquired, in and to the following property now or hereafter affixed to, located on or at the applicable Project, or used in connection with the operation of the Property or the Improvements, and all the cash and noncash proceeds of such property:

       (a) All FF&E (as hereinafter defined), including, without limitation, all goods, supplies, equipment, furniture, furnishings, fixtures, machinery, inventory and construction materials which Borrower now or hereafter owns or in which Borrower now or hereafter acquires an interest or right, including, without limitation, those which are now or hereafter located on or affixed to the Project or used or useful in the operation, use or occupancy thereof or the construction of any improvements thereon, including, without limitation, any interest of Borrower in and to personal property which is leased or subject to any superior security interest, or which is being manufactured or assembled for later installation into the improvements now or hereafter located at the Project, wherever located, and all books, records, leases and other documents, of whatever kind or character, relating to the Project;

       (b) All fees, income, rents, issues, profits, earnings, receipts, royalties and revenues which, after the date hereof and while any portion of the Secured Obligations remains unpaid, may accrue from such goods, fixtures, furnishings, equipment and building materials or any part thereof or from the Project or any part thereof (including all operating revenues, income, gross receipts, credits, royalties, rights to refunds, accounts, accounts receivable and all other rights to receive payment of monies or benefits of any kind relating to or derived from the operation of the Property and any hotel on the Property, and any income-producing activity directly related to the Project and any hotel on the Property, including without limitation revenues from guest rooms and suites, banquet rooms, meeting rooms, restaurants, bars, cocktail lounges, retail space, health club facilities, parking facilities and any other hotel operations, to the extent that any such revenues do not constitute rents, issues and profits of the Project under applicable laws), or which may be received or receivable by Borrower from any hiring, using, letting, leasing, subhiring, subletting, or subleasing of any part of the Property;

       (c) All of Borrower's present and future rights to receive payments of money, services or property, including, without limitation, rights to all deposits from tenants of the Project, deposits from prospective purchasers of the Project, capital contributions from the constituent partners of Borrower (if Borrower is a partnership), amounts payable on account of the sale of partnership interests or stock of Borrower, accounts, accounts receivable, deposit accounts, chattel paper, notes, drafts, contract rights, instruments, general intangibles and principal, interest and payments due on account of goods sold, services rendered, loans made or credit extended, together with title or interest in all documents evidencing or securing the same.

       (d) All other intangible property and rights relating to the Project or the operation thereof, or used in connection therewith, including but not limited to all governmental permits relating to construction or other activities on the Project, all names under or by which the Project may at any time be operated or known, all rights to carry on business under any such names, or any variant thereof, all trade names and trademarks relating in any way to the Project, goodwill in any way relating to the Project, and all permits, licenses, franchises, approvals, variances and land use entitlements relating in any way to, or to the occupancy, operation, ownership and use of, the Project;

       (e) All judgments, claims, settlements of claims and causes of action under any legal proceeding relating to the Project or the ownership, use, occupancy or operation thereof;

       (f)    All proceeds from sale or disposition of the Personal Property;

       (g) Borrower's rights under all insurance policies covering the Project or any of the Personal Property (whether or not Borrower is required to maintain such insurance under the terms of the Loan Documents), and all proceeds, loss payments and premium refunds payable regarding the same;

       (h) All reserves, deferred payments, deposits, refunds, cost savings and payments of any kind relating to the construction of any improvements on the Project;

       (i)    All water stock relating to the Project;

       (j) All causes of action, claims, compensation and recoveries for any damage to or condemnation or taking of the Project or the Personal Property, or for any conveyance in lieu thereof, whether direct or consequential, or for any damage or injury to the Project or the Personal Property, or for any loss or diminution in value of the Project or the Personal Property;

       (k) All architectural, structural, mechanical and engineering plans and specifications prepared for construction of improvements or extraction of minerals or gravel from the Project and all studies, data and drawings related thereto, and all contracts and agreements of Borrower relating to such plans and specifications or such studies, data and drawings or to the construction of improvements on or extraction of minerals or gravel from the Project;

       (l) All of Borrower's present and future rights in and to all refunds, rebates, reimbursements, reserves, deferred payments, deposits, cost savings, governmental subsidy payments, governmentally-registered credits (such as emissions reduction credits), other credits, waivers and payments, whether in cash or kind, due from or payable by any Governmental Agency or any insurance or utility company relating to any or all of the Project, any improvements thereon or any of the collateral described herein or arising out of satisfaction of any condition imposed upon or the obtaining of any approvals for the development of the Project or the improvements thereon;

       (m) All of Borrower's present and future rights in and to all refunds, rebates, reimbursements, credits and payments of any kind due from or payable by any Governmental Agency or other entity for any taxes, special taxes, assessments, or similar governmental or quasi-governmental charges or levies imposed upon Borrower with respect to the Project, any improvements thereon or any of the collateral described herein or arising out of the satisfaction of any condition imposed upon or the obtaining of any approvals for the development of the Project or the improvements thereon;

       (n)    All Borrower's rights in proceeds of the Loan;

       (o) All Borrower's rights to receive the proceeds of any "take-out" or permanent financing or commitment to provide such financing; and

       (p) All proceeds and products of any of the foregoing (and proceeds and products of proceeds and products).

       All terms used herein which are defined in the California Commercial Code shall have the same meanings when used herein, unless the context requires otherwise. In addition, as used in this EXHIBIT B-2, the following terms shall have the following meanings:

FF&E: The Personal Property and the Fixtures (each as hereinafter defined in this Exhibit B-2), including, without limitation, all machinery, equipment, engines, appliances and fixtures for generating or distributing air, water, heat, electricity, light, fuel or refrigeration, or for ventilating or sanitary purposes, or for the exclusion of vermin or insects, or for the removal of dust, refuse or garbage; all beds, dressers, tables, chairs, wallbeds, wall safes, built-in furniture and installations, shelving, lockers, partitions, doorstops, vaults, motors, elevators, dumbwaiters, awnings, window shades, venetian blinds, light fixtures, fire hoses and brackets and boxes for the same, fire sprinklers, alarm systems, draperies, drapery rods and brackets, mirrors, mantles, screens, linoleum, carpets and carpeting, plumbing, bathtubs, sinks, basins, pipes, faucets, water closets, laundry equipment, washers, dryers, ice boxes, refrigerators, heating units, stoves, ovens, ranges, dishwashers, disposals, water heaters, incinerators, furniture, fixtures and furnishings, telephone, sound, security and communications systems, all specifically designed installations and furnishings, all building materials, supplies and equipment now or hereafter delivered to the Project, all office equipment, including, without limitation, all computers, computer systems, hardware and software, access codes, access keys, computer programs, file names, typewriters, duplicating machines, word processing equipment, adding machines, calculators, dictating equipment and file cabinets, television sets, clocks, radios and other electronic or audio/video equipment, all works of art, including, without limitation, all paintings, wall hangings, fountains and sculptures.

FIXTURES: All fixtures now or hereafter located upon or within the Improvements or now or hereafter installed in, or used in connection with any of the Improvements, including, but not limited to, any and all partitions, screens, awnings, motors, engines, boilers, furnaces, pipes, plumbing, elevators, cleaning and sprinkler systems, fire extinguishing apparatus and equipment, water tanks, heating, ventilating, air conditioning, and air cooling equipment, built-in refrigerated rooms, and gas and electric machinery, appurtenances and equipment, whether or not permanently affixed to the Land or the Improvements, together with all present and future attachments, accessions, replacements, substitutions and additions thereto or therefor.

PERSONAL PROPERTY: Borrower's interest in all furniture, furnishings, equipment, machinery, construction materials and supplies, and all other personal property (other than Fixtures) now or hereafter located in, upon or about the Project, together with all present and future attachments, accessions, replacements, substitutions and additions thereto or therefor.

                                  EXHIBIT B-3

          DESCRIPTION OF PERSONAL PROPERTY FOR GROUND LEASED PROJECTS

       All of Borrower's right, title and interest, now or hereafter acquired, in and to the following:

       (a) All personal property, including, without limitation, all goods, supplies, equipment, furniture, furnishings, fixtures, machinery, inventory and construction materials which Borrower now or hereafter owns or in which Borrower now or hereafter acquires an interest or right, including, without limitation, those which are now or hereafter located on or affixed to the Project or used or useful in the operation, use or occupancy thereof or the construction of any improvements thereon, including, without limitation, any interest of Borrower in and to personal property which is leased or subject to any superior security interest, or which is being manufactured or assembled for later installation into the improvements now or hereafter located at the Project, wherever located, and all books, records, leases and other documents, of whatever kind or character, relating to the Project;

       (b) All fees, income, rents, issues, profits, earnings, receipts, royalties and revenues which, after the date hereof and while any portion of the Secured Obligations remains unpaid, may accrue from such goods, fixtures, furnishings, equipment and building materials or any part thereof or from the Project or any part thereof, or which may be received or receivable by Borrower from any hiring, using, letting, leasing, subhiring, subletting, or subleasing therefor;

       (c) All of Borrower's present and future rights to receive payments of money, services or property (including, without limitation, rights to all deposits from tenants of the Project, deposits from prospective purchasers of the Project, capital contributions from the constituent partners of Borrower (if Borrower is a partnership), amounts payable on account of the sale of partnership interests or stock of Borrower, accounts, accounts receivable, deposit accounts, chattel paper, notes, drafts, contract rights, instruments, general intangibles and principal, interest and payments due on account of goods sold, services rendered, loans made or credit extended, together with title or interest in all documents evidencing or securing the same.

       (d) All other intangible property and rights relating to the Project or the operation thereof, or used in connection therewith, including but not limited to all governmental permits relating to construction or other activities on the Project, all names under or by which the Project may at any time be operated or known, all rights to carry on business under any such names, or any variant thereof, all trade names and trademarks relating in any way to the Project, goodwill in any way relating to the Project, and all permits, licenses, franchises, approvals, variances and land use entitlements relating in any way to, or to the occupancy, operation, ownership and use of, the Project;

       (e) All judgments, claims, settlements of claims and causes of action under any legal proceeding relating to the Project or the ownership, lease, use, occupancy or operation thereof;

       (f)    All proceeds from sale or disposition of the Personal Property;

       (g) Borrower's rights under all insurance policies covering the Project or any of the Personal Property (whether or not Borrower is required to maintain such insurance under the terms of the Loan Documents), and all proceeds, loss payments and premium refunds payable regarding the same;

       (h) All reserves, deferred payments, deposits, refunds, cost savings and payments of any kind relating to the construction of any improvements on the Project;

       (i)    All water stock relating to the Project;

       (j) All causes of action, claims, compensation and recoveries for any damage to or condemnation or taking of the Project or the Personal Property, or for any conveyance in lieu thereof, whether direct or consequential, or for any damage or injury to the Project or the Personal Property, or for any loss or diminution in value of the Project or the Personal Property;

       (k) All architectural, structural, mechanical and engineering plans and specifications prepared for construction of improvements or extraction of minerals or gravel from the Project and all studies, data and drawings related thereto, and all contracts and agreements of Borrower relating to such plans and specifications or such studies, data and drawings or to the construction of improvements on or extraction of minerals or gravel from the Project;

       (l) All of Borrower's present and future rights in and to all refunds, rebates, reimbursements, reserves, deferred payments, deposits, cost savings, governmental subsidy payments, governmentally-registered credits (such as emissions reduction credits), other credits, waivers and payments, whether in cash or kind, due from or payable by any Governmental Agency or any insurance or utility company relating to any or all of the Project, any improvements thereon or any of the collateral described herein or arising out of satisfaction of any condition imposed upon or the obtaining of any approvals for the development of the Project or the improvements thereon;

       (m) All of Borrower's present and future rights in and to all refunds, rebates, reimbursements, credits and payments of any kind due from or payable by any Governmental Agency or other entity for any taxes, special taxes, assessments, or similar governmental or quasi-governmental charges or levies imposed upon Borrower with respect to the Project, any improvements thereon or any of the collateral described herein or arising out of the satisfaction of any condition imposed upon or the obtaining of any approvals for the development of the Project or the improvements thereon;

       (n)    All Borrower's rights in proceeds of the Loan;

       (o) All Borrower's rights to receive the proceeds of any "take-out" or permanent financing or commitment to provide such financing;

       (p) All Borrower's right, title and interest in and to all security deposits and other deposits now or hereafter made by Borrower pursuant to, and all other refunds, credits, claims, causes of action and other rights now or hereafter arising under, the Ground Lease, as subsequently amended and assigned; and

       (q) All proceeds and products of any of the foregoing (and proceeds and products of proceeds and products).

       All terms used herein which are defined in the California Commercial Code shall have the same meanings when used herein, unless the context requires otherwise.

                                   EXHIBIT C

                          MINIMUM RENT LOSS COVERAGE


                                                                      MINIMUM RENT
       PROJECT                                                        LOSS COVERAGE
       -------                                                        -------------
Sacramento (3900 Lennane)                                               $426,871

Signal Hill (2501-2525 Cherry)                                        $1,078,196

Sacramento (1600 "K")                                                   $472,536

Rancho Cordova (2893 Sunrise,
       11492 and 11500 Sunrise Gold Circle)                             $301,689

Rancho Cordova (11135 Trade Center)                                     $641,245

Rancho Cordova (11167 Trade Center)                                     $149,181

El Dorado Hills (5200 Golden Foothill)                                  $230,211

Citrus Heights (6307 Sunrise)                                           $117,075

Sacramento (2318 16th)                                                  $282,278

Santa Rosa (1435 Sebastopol)                                            $350,067

Chico (685 Manzanita)                                                   $442,261

Sacramento (5321 Date)                                                $1,012,782

Walnut Creek (2730 N. Main)                                             $894,864

Concord (1050 Burnett)                                                  $758,474


                                   EXHIBIT D

                                 ACM PROJECTS

5321 Date Avenue, Sacramento, California

2316 16th Street, Sacramento, California

11135 Trade Center Drive, Rancho Cordova, California

1050 Burnett Avenue, Concord, California

685 Manzanita Court, Chico, California

                                   EXHIBIT E

                  FORM OF ASSIGNMENT OF FRANCHISE AGREEMENTS

                                   Attached.


                                      E-1